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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EAGLE ROCK ENERGY PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS
March 31, 2015

TO THE LIMITED PARTNERS OF EAGLE ROCK ENERGY PARTNERS, L.P.:

        You are cordially invited to the 2015 Annual Meeting of Limited Partners (the "Annual Meeting") of Eagle Rock Energy Partners, L.P. (the "Partnership"), which will be held at 9:00 a.m., local time, on May 27, 2015, at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, for the following purposes:

  1.
  To elect two Class II Elected Directors to the Board of Directors (the "Board") of Eagle Rock Energy G&P, LLC, the general partner of Eagle Rock Energy GP, L.P., the general partner of the Partnership, for a three-year term that will expire at the annual meeting of limited partners to be held in 2018;

  2.
  To approve, on an advisory basis, named executive officer compensation;

  3.
  To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the year ending December 31, 2015; and

  4.
  To transact such other business as may properly come before the Annual Meeting, or any postponements or adjournments thereof.

        The Board has fixed the close of business on March 30, 2015 as the record date for the determination of unitholders entitled to notice of, and to vote at, the Annual Meeting. Only unitholders of record as of the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

        Your vote is very important to us. We encourage you to take part in the affairs of the Partnership either by voting in person (if you are a record holder or receive a legal proxy) or by using the telephone or Internet voting systems described in the attached Proxy Statement. Alternatively, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date and return the proxy card in the enclosed envelope as soon as possible.

Charles C. Boettcher Secretary Eagle Rock Energy G&P, LLC

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON MAY 27, 2015

The Notice of Annual Meeting of Limited Partners, the Proxy Statement for the Annual Meeting and the 2014 Annual Report to Unitholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2014, are available at www.proxyvote.com.

EAGLE ROCK ENERGY PARTNERS, L.P.

1415 Louisiana Street

Suite 2700

Houston, Texas 77002

GENERAL

        In this proxy statement, unless the context requires otherwise, references to "Eagle Rock Energy Partners, L.P.," "Eagle Rock," the "Partnership," "we," "our," "us," or like terms, refer to Eagle Rock Energy Partners, L.P. and/or one or more of its subsidiaries. References to our "general partner" refer to Eagle Rock Energy GP, L.P., and the general partner of Eagle Rock Energy GP, L.P., Eagle Rock Energy G&P, LLC ("G&P"), both wholly-owned subsidiaries of the Partnership. References to our "Board of Directors" or the "Board" refer to the board of directors of Eagle Rock Energy G&P, LLC. References to "common units" refer to common units representing limited partner interests in the Partnership. References to "unitholders" or "limited partners" refer to limited partners of the Partnership owning our common units. References to "Natural Gas Partners" or "NGP" refer to Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P., and certain other entities controlled by them, in the context of any description of our investors, and in other contexts refer to NGP Energy Capital Management, which manages a series of energy investment funds, including Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P. References to the "NGP Parties" refer collectively to Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P., Montierra Minerals & Production, L.P., Montierra Management LLC, and each of their respective affiliates. References to the "Partnership Agreement" refer to our Second Amended and Restated Agreement of Limited Partnership dated as of May 24, 2010, as amended by Amendment No. 1 dated as of July 27, 2010.

        As a publicly-traded limited partnership, we do not have directors, officers or employees. Instead, our operations are managed by our general partner, Eagle Rock Energy GP, L.P., which in turn is managed by its general partner, G&P. When we refer to "our employees," "our officers," or similar statements, we are referring to individuals who are employed by G&P and provide services to the Partnership or who hold officer positions for G&P and provide services to the Partnership. Employee costs associated with the individuals who perform services for us, such as salaries, bonuses, benefits, reimbursements and other cash payments are reimbursed by the Partnership to G&P under an Administrative Services Agreement, which G&P entered into with the Partnership on July 30, 2010. The Partnership recognizes and records these expenses in its financial statements on an accrual basis and in the same period as G&P or its affiliates incur them on the Partnership's behalf.

        This proxy statement contains information related to our Annual Meeting of Limited Partners to be held on May 27, 2015 (the "Annual Meeting"), beginning at 9:00 a.m., local time, at our principal executive offices located at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, and at any postponements or adjournments thereof.

        This proxy statement is being furnished to you in connection with the solicitation of proxies by our Board for use at the Annual Meeting.

        On or about April 10, 2015, a Notice of Internet Availability of Proxy Materials is being mailed to certain beneficial owners of our common units and unitholders of record as of the close of business on March 30, 2015, the record date for the Annual Meeting. In addition, printed versions of the proxy materials, including this proxy statement, a proxy card or voting instruction card, and our 2014 Annual Report to Unitholders, inclusive of our 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (our "2014 Annual Report"), are being mailed on or about April 10, 2015 to certain beneficial owners of our common units and unitholders of record.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:
What is the purpose of the Annual Meeting?

A:
At the Annual Meeting, our unitholders will act upon the matters outlined in the Notice of Annual Meeting of Limited Partners, including (i) the election of two Class II Elected Director nominees, (ii) an advisory vote to approve named executive officer compensation, and (iii) the ratification of the appointment of KPMG LLP as the independent registered public accounting firm serving as our independent auditor for the fiscal year ending December 31, 2015.

Q:
How many directors will be elected at the Annual Meeting?

A:
At the Annual Meeting, our unitholders not affiliated with the NGP Parties will be entitled to elect two Class II Elected Directors, whose terms will expire at the Annual Meeting. For a description of our Board of Directors, including which directors are elected and which are appointed, please see "Governance Matters—The Board."

Q:
What is the difference between a unitholder of record and a unitholder who holds common units in "street name"?

A:
Many of our unitholders hold their common units through a brokerage firm, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common units held of record and those held beneficially through a brokerage account, bank or other nominee.

•
Unitholder of Record.  If your common units are registered directly in your name with our transfer agent, you are considered, with respect to those common units, the "unitholder of record," and the Notice of Internet Availability of Proxy Materials are being sent directly to you by us. As the unitholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•
Street Name Unitholder.  If your common units are held through a brokerage account, bank or other nominee, you are considered the beneficial owner of common units held in "street name," and the Notice of Internet Availability of Proxy Materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those common units, the unitholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the unitholder of record, you may not vote these common units in person at the Annual Meeting unless you obtain a signed proxy from the unitholder of record giving you the right to vote the common units. Your broker, bank or other nominee has enclosed or provided a voting instruction form for you to use in directing the broker, bank or other nominee how to vote your common units.

Q:
What is the record date and what does it mean?

A:
The record date established by the Board for the Annual Meeting is March 30, 2015. Unitholders of record at the close of business on the record date are entitled to:

•
receive Notice of the Annual Meeting of Limited Partners; and

•
vote on appropriate matters at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Each of our common units Outstanding (as defined in the Partnership Agreement) as of the close of business on March 30, 2015, the record date, is entitled to one vote per common unit at the Annual Meeting, subject to certain exceptions as described below under the heading "Voting Requirements for the Annual Meeting." In accordance with the Partnership Agreement, common units owned by any NGP Party are not deemed Outstanding for purposes of the election of Elected Directors. However, the NGP Parties are entitled to vote common units they hold on the other matters contemplated by this proxy statement.

  As of the record date, 151,149,386 of our common units were Outstanding (inclusive of the 54,462,958 common units held by the NGP Parties), all of which are entitled to vote at the Annual Meeting, subject to the limitations on the right of the NGP Parties to vote on the election of the two Class II Elected Directors and certain exceptions described below under the heading "Voting Requirements for the Annual Meeting."

Q:
Who can attend the Annual Meeting?

A:
All unitholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Common units held directly in your name as the unitholder of record can be voted in person at the Annual Meeting. Common units held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the unitholder of record giving you the right to vote the common units. In addition, if you plan to vote in person at the Annual Meeting, please bring the enclosed proxy card (if you received a paper copy of these proxy materials) or proof of identification.

  Even if you currently plan to attend the Annual Meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:
What constitutes a quorum?

A:
Because the Partnership Agreement excludes common units owned by the NGP Parties from the calculation of a quorum with respect to the election of Elected Directors, we have adopted a bifurcated quorum test. Please see "Voting Requirements for the Annual Meeting-Quorum" for a detailed description of the number of common units necessary to be present to constitute a quorum for (1) all matters other than the election of the Elected Directors and (2) the election of the Elected Directors. Those brokers, banks, or other nominees who have discretion to vote on any matter at the meeting will be counted as present for all purposes for quorum.

Q:
How do I vote?

A:
Unitholders of Record.  Unitholders of record may vote their common units or submit a proxy to have their common units voted by one of the following methods:

•
By Internet.  You may submit a proxy electronically on the Internet by following the instructions provided on the proxy card (if you received a paper copy of the proxy materials by mail) or the Notice of Internet Availability of Proxy Materials. Please have the proxy card or the Notice of Internet Availability of Proxy Materials (as applicable) in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. (Eastern) the day before the Annual Meeting date.

•
By Telephone.  You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card (if you received a paper copy of the proxy materials by mail) or the Notice of Internet Availability of Proxy Materials. Please have the proxy card or the

    Notice of Internet Availability of Proxy Materials (as applicable) in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. (Eastern) the day before the Annual Meeting date.

  •
  In Person.  You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

  •
  By Mail.  If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

  Street Name Unitholders.  Since your units are held in "street name" (in the name of a broker, bank or other nominee), you are considered the beneficial owner of these units (or "street name" unitholder) and the proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to these units, the unitholder of record. As the beneficial owner, you have the right to direct the unitholder of record how to vote. Street name unitholders may generally vote their common units or submit instructions to have their common units voted by one of the following methods:

  •
  By Methods Listed on the Voting Instruction Form.  Please refer to the voting instruction form or other information forwarded by your broker, bank or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions provided by the unitholder of record.

  •
  In Person with a Proxy from the Unitholder of Record.  You may vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee. Since you are not the unitholder of record, you may not vote these units in person at the Annual Meeting unless you obtain a legal proxy from the unitholder of record. Please consult the voting instruction form or other information sent to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

  If you hold common units in BOTH street name and as a unitholder of record, YOU MUST VOTE SEPARATELY for each set of common units.

Q:
Can I revoke my proxy?

A:
Yes. If you are a unitholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•
submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures, timely received before the Annual Meeting;

•
giving written notice of revocation to Eagle Rock Energy Partners, L.P., Attention: Secretary, 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas, 77002, timely received before the Annual Meeting; or

•
attending the Annual Meeting and voting your common units in person; however, attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.

  If you are a street name unitholder, you must follow the instructions on revoking your proxy provided to you by your broker, bank or other nominee.

Q:
What are the recommendations of the Board?

A:
Unless you give other instructions on your proxy card, one of the persons named as proxy holders, Joseph A. Mills and Charles C. Boettcher, individually or jointly, will vote in accordance with the recommendations of the Board. The recommendations of the Board are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows:

Proposal		Board Recommendation
1.	Election of the Class II Elected Director nominees	FOR
2.	Advisory vote to approve named executive officer compensation	FOR
3.
	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the year ended December 31, 2015	FOR

  With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Q:
What are broker non-votes and abstentions, what are the effects of broker non-votes and abstentions, and what vote is required to approve each proposal?

A:
An "abstention" occurs when a unitholder is present at the Annual Meeting but fails to vote or voluntarily withholds his or her vote for any of the matters upon which the unitholders are voting. Abstentions are considered "present" and are included in the quorum calculations.

  If you hold your common units in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your common units. If you do not instruct your broker, bank or other nominee how to vote your common units, they will not have discretion to vote your common units on non-routine matters, including the election of Elected Directors and the advisory vote on named executive officer compensation. When a broker, bank or other nominee who has discretion to vote on at least one matter at the meeting does not have discretion (or timely instructions on how) to vote on one or more other matters at the meeting, and the broker, bank or other nominee indicates it does not have authority to vote such common units on such other matters, a "broker non-vote" results. Broker non-votes are considered "present" and are included in the quorum calculations.

  For a discussion of the treatment of abstentions (and withhold votes), broker non-votes (including which matters brokers, banks or other nominees have discretionary authority to vote on), and what vote is required to approve each proposal, please see "Voting Requirements for the Annual Meeting—Quorum" and "Voting Requirements for the Annual Meeting—Voting Requirements; Vote Treatment."

Q:
Do I have dissenters' rights of appraisal?

A:
We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Revised Uniform Limited Partnership Act ("Delaware law"). Under those laws, dissenters' rights are not available to our unitholders with respect to the matters to be voted upon at the Annual Meeting.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear all expenses of soliciting proxies. We have engaged Morrow & Co., LLC to assist with the solicitation of proxies for a fee not to exceed $6,500.00, plus reimbursement for reasonable out-of-pocket expenses. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common units for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of our general partner may also solicit proxies by use of mail, telephone, facsimile, electronic means, in person or by other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Q:
Who will count the votes?

A:
We have engaged Broadridge Financial Solutions, Inc. ("Broadridge") to tabulate the votes and to serve as inspector of election at the Annual Meeting for a fee of approximately $7,495.00. Broadridge will separately tabulate votes for each proposal. Broadridge will also certify the election results and perform any other acts required by Delaware law.

Q:
Whom should I contact with questions?

A:
If you have any questions about this proxy statement or the Annual Meeting, please contact our Secretary in writing at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002 or by telephone at (281) 408-1375.

Q:
How do I get to the Annual Meeting?

A:
The Annual Meeting will be held at our principal executive offices, which are located in downtown Houston at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002. You may request directions to the Annual Meeting by calling our Investor Relations department at (281) 408-1203.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON MAY 27, 2015

The Notice of Annual Meeting of Limited Partners, the Proxy Statement for the
Annual Meeting and the 2014 Annual Report to Unitholders,
which includes our Form 10-K
for the year ended December 31, 2014, are available at www.proxyvote.com.

VOTING REQUIREMENTS FOR THE ANNUAL MEETING

Right to Vote and Related Matters

        Only the unitholders of record at the close of business on March 30, 2015, the record date for the Annual Meeting (subject to the limitations contained in the definition of "Outstanding" in the Partnership Agreement), are entitled to notice of, and to vote at, the Annual Meeting, or to act with respect to matters as to which the holders of the Outstanding common units have the right to vote or to act. All references in this proxy statement to votes of, or other acts that may be taken by, the Outstanding common units are deemed to be references to the votes or acts of the unitholders of record of such Outstanding common units.

        As of the record date, 151,149,386 of our common units were Outstanding (inclusive of 54,462,958 common units held by the NGP Parties), all of which are entitled to vote at the Annual Meeting, except that common units held by any NGP Party are not entitled to vote in connection with the election of the Class II Elected Directors. Furthermore, of the 54,462,958 common units held by the NGP Parties, 28,316,231 common units are subject to a Voting Rights Agreement dated May 3, 2011, between Natural Gas Partners VIII, L.P. (NGP VIII) and the Partnership (the "Voting Agreement"). Pursuant to the Voting Agreement, NGP VIII agreed to vote such common units in equal proportion to the manner in which all of the Partnership's other common units are voted on a matter, subject to certain exceptions.

        Pursuant to the Partnership Agreement, each holder of our Outstanding common units as of the close of business on the record date is entitled to one vote per unit at the Annual Meeting, subject to the exceptions described below. As defined in the Partnership Agreement, "Outstanding" means, with respect to determining who is entitled to vote at the Annual Meeting and the presence or absence of a quorum at the Annual Meeting, all issued and outstanding common units, except for:

  •
  subject to certain exceptions, common units held by a person or group that beneficially owns at least 20% of the Outstanding common units (other than the NGP Parties); and

  •
  with respect to the election of the Class II Elected Directors, common units held by the NGP Parties.

        With respect to common units that are held for a person's account by another person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such common units are registered, such other person must, in exercising the voting rights in respect of such common units on any matter, and unless the arrangement between such persons provides otherwise, vote such common units in favor of, and at the direction of, the person who is the beneficial owner, and the Partnership is entitled to assume it is so acting without further inquiry.

Quorum

        Because the Partnership Agreement excludes common units owned by the NGP Parties from the calculation of a quorum with respect to the election of Elected Directors, we have adopted a bifurcated quorum test.

Election of the Elected Directors

        In accordance with the Partnership Agreement, any common units owned by any NGP Party are not deemed Outstanding for purposes of determining whether or not a quorum is present in connection with the election of the Class II Elected Directors. As a result, for the election of the Class II Elected Directors, the holders of a majority of the Outstanding common units at the close of business on the record date (excluding the NGP Parties), represented in person or by proxy, will constitute a quorum at the Annual Meeting.

        Proxies received but marked as abstentions, as well as broker non-votes, will be included in the number of common units considered to be present at the Annual Meeting with respect to the election of the Class II Elected Directors.

Other Matters

        For all matters other than the election of the Class II Elected Directors, the holders of a majority of the Outstanding common units on the record date (including common units held by the NGP Parties), represented in person or by proxy, will constitute a quorum at the Annual Meeting.

        Proxies received but marked as abstentions, as well as broker non-votes, will be included in the number of common units considered to be present at the Annual Meeting with respect to these other matters.

Adjournment; Discretionary Authority

        The limited partners present at a duly called or held meeting at which the appropriate quorum is present may continue to transact the relevant business until adjournment, notwithstanding the withdrawal of enough limited partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding common units specified in the Partnership Agreement (including Outstanding common units deemed owned by our general partner, if any).

        The Annual Meeting may be adjourned with respect to any item of business from time to time by the affirmative vote of holders of at least a majority of the Outstanding common units entitled to vote on such item of business at the Annual Meeting (whether or not an appropriate quorum is present) represented either in person or by proxy, but no other business may be transacted unless an appropriate quorum is present and as otherwise provided in the Partnership Agreement. If less than a quorum is represented at the Annual Meeting, then the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by the Board have not been received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A unitholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate as well as consistent with the terms of the Partnership Agreement. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the Annual Meeting in favor of such an adjournment.

        Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Voting Requirements; Vote Treatment

  Election of Elected Directors

        In the vote on the election of both of the Class II Elected Director nominees, you may:

  •
  vote "FOR ALL" as to the nominees;

  •
  vote "WITHHOLD ALL" as to the nominees; or

  •
  vote "FOR ALL EXCEPT                    (nominee)" to withhold authority to vote for any individual nominee.

        The Board unanimously recommends that unitholders vote "FOR ALL" as to the two Class II Elected Director nominees.

        Pursuant to the Partnership Agreement, the Elected Directors are elected by a plurality of the votes cast by the unitholders entitled to vote on the proposal at the Annual Meeting, which excludes the NGP Parties. You may not cumulate your votes in the election of the Elected Directors. Because there are no opposing nominees, both Class II Elected Director nominees will be elected if the appropriate quorum is present at the Annual Meeting.

        Brokers are not permitted to exercise discretionary authority with respect to the election of the Elected Directors. Withholding votes and broker non-votes will have no effect on the election of a director nominee.

  Advisory Vote to Approve Named Executive Officer Compensation

        In the advisory vote to approve named executive officer compensation, you may:

  •
  vote "FOR" the advisory vote to approve named executive officer compensation;

  •
  vote "AGAINST" the advisory vote to approve named executive officer compensation; or

  •
  vote "ABSTAIN" from the advisory vote to approve named executive officer compensation.

        The Board recommends a vote "FOR" the advisory vote to approve named executive officer compensation.

        The proposal seeking an advisory vote to approve named executive officer compensation will require advisory (non-binding) approval by the holders of a majority of the Outstanding common units that are represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

        An abstention has the same effect as a vote "AGAINST" the proposal. Brokers are not permitted to exercise discretionary authority with respect to the advisory vote on named executive officer compensation. Broker non-votes will have no effect on the proposal.

  Ratification of KPMG as the Partnership's Independent Registered Public Accounting Firm

        In the vote on the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the fiscal year ending December 31, 2015, you may:

  •
  vote "FOR" the ratification of KPMG LLP;

  •
  vote "AGAINST" the ratification of KPMG LLP; or

  •
  vote "ABSTAIN" from the ratification of KPMG LLP.

        The Board recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the Partnership's independent registered public accounting firm to examine, audit and report to unitholders on the consolidated financial statements of our Partnership and its subsidiaries for the fiscal year ending December 31, 2015.

        The proposal seeking to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of our Partnership and its subsidiaries for the fiscal year ending December 31, 2015, will require approval by the holders of a majority of the Outstanding common units that are represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

        An abstention has the same effect as a vote "against" the proposal. Brokers are permitted to exercise discretionary authority with respect to the ratification of the appointment of KPMG LLP.

 PROPOSALS PRESENTED FOR UNITHOLDER VOTE

PROPOSAL 1: ELECTION OF TWO CLASS II ELECTED DIRECTORS TO THE BOARD

General

        The Board is currently composed of eight directors. Of those eight directors, (a) five directors are Elected Directors who are elected at an annual meeting of the limited partners upon expiration of the term applicable to each, by Class; (b) one is the management director (the "Class I Management Director"), who is currently our Chief Executive Officer, Joseph A. Mills; and (c) two directors are appointed by the NGP Parties (the "NGP Appointed Directors"). Pursuant to our Partnership Agreement, the NGP Parties have the right to appoint a third NGP Appointed Director, but at this time that director seat remains vacant.

        The Board, including the Elected Directors, has been divided into three classes: Class I, Class II and Class III. The Elected Director designated as Class I Elected Director (William K. White) served for an initial term and was re-elected at the 2011 and 2014 annual meetings. The Class I Elected Director's current term will expire at the 2017 annual meeting. The directors designated as Class II Elected Directors (discussed below) served for an initial term and were re-elected at the 2012 annual meeting with a term expiring at the Annual Meeting. The directors designated as Class III Elected Directors (Mr. Philip B. Smith and Ms. Peggy A. Heeg) served for an initial term and were re-elected at the 2013 Annual Meeting for a term that expires at the 2016 annual meeting. Elected Directors duly elected at an annual meeting are elected for a three-year term, or until their successors are duly elected and qualified or until their earlier resignation or removal.

        The Class II Elected Directors whose terms will expire at the Annual Meeting are William A. Smith, our Lead Director, and Herbert C. Williamson, III. The Board has nominated Messrs. W. Smith and Williamson for re-election as Class II Elected Directors for a term of three years, until the Partnership's annual meeting to be held in 2018, or until their successors are duly elected and qualified or until their earlier resignation or removal. We did not pay any third-party fees to assist in the process of identifying or evaluating the Class II Elected Director nominees, nor did we receive a Class II Elected Director nomination from any unitholder. In addition, the deadline for unitholder nominations has passed. Each Class II Elected Director nominee is currently a director, has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by the Board.

        Unitholders may not cumulate their votes in the election of Elected Directors.

        Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described below in each director's biographical information, which is located under "Board of Directors and Executive Officers."

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR ALL" AS TO THE NOMINEES FOR THE CLASS II ELECTED DIRECTORS.

 PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

General

        The Board recognizes that executive compensation is an important matter for our unitholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executive officers based on performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our unitholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and unitholder interests and concerns. Please refer to the "Discussion and Analysis of Executive Compensation" section of the CD&A, for a discussion of alignment of 2014 realizable total direct compensation and our 2014 performance.

        As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our unitholders and that the total compensation package provided to the named executive officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the "Compensation of Directors and Executive Officers" section of this proxy statement.

        As an advisory vote, this proposal is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our unitholders and will consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant number of votes against the named executive officers' compensation as disclosed in this proxy statement, we will consider our unitholders' concerns and will evaluate whether any actions are necessary to address those concerns.

Current Frequency of Unitholder Advisory Votes on the Compensation of Named Executive Officers

        Based on the voting results at the 2011 annual meeting of limited partners with respect to the frequency (the "Frequency Vote") of advisory votes on the compensation of the named executive officers, the Board decided to include an advisory vote on the compensation of named executive officers in the Partnership's proxy materials on an annual basis. The next Frequency Vote is required to be held no later than the 2017 annual (or, in certain circumstances, other) meeting of unitholders.

Text of the Resolution to be Adopted

        We are asking unitholders to vote "FOR" the following resolution:

        RESOLVED, that the unitholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for Eagle Rock Energy Partners, L.P.'s Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

 PROPOSAL 3: VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM OF THE PARTNERSHIP TO EXAMINE,
AUDIT AND REPORT TO UNITHOLDERS ON THE CONSOLIDATED FINANCIAL
STATEMENTS OF OUR PARTNERSHIP AND ITS SUBSIDIARIES FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2015

General

        At the Annual Meeting, our unitholders are being asked to ratify the Audit Committee's appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm to examine, audit and report to unitholders on the consolidated financial statements of our Partnership and its subsidiaries for the fiscal year ending December 31, 2015.

        As a matter of good governance, we are submitting the selection of KPMG to unitholders for ratification. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Partnership and its unitholders. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Fees Paid to Auditor

	KPMG
	2014	2013
Audit Fees(1)	$1,820,000	$2,425,000
Audit-Related Fees(2)	—	—
All Other Fees	—	—
Total	$1,820,000	$2,425,000

(1)
Includes fees for audits of annual financial statements of our subsidiaries, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of interim financial statements, audits of businesses acquired and other customary documents filed with the SEC. Certain fees noted herein may be payable by third parties pursuant to contract.

(2)
Includes fees related to consultations concerning financial accounting and reporting standards.

Audit Committee Pre-Approval Policies and Procedures

        Pursuant to the charter of the Audit Committee, the Audit Committee is responsible for the oversight of our accounting, reporting and financial processes. The Audit Committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our independent registered public accounting firm; to pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our independent registered public accounting firm; and to establish the fees and other compensation to be paid to our independent registered public accounting firm. The Audit Committee also oversees and directs our internal auditing program and reviews our internal controls.

        The Audit Committee has a process for the pre-approval of audit and permitted non-audit services provided by our independent registered public accounting firm. The policy requires that all services provided by our independent registered public accounting firm, including audit services, audit-related services, tax services and other services, be pre-approved by the Audit Committee, and all such services were so pre-approved during 2013 and 2014.

Text of the Resolution to be Adopted

        We are asking unitholders to vote "FOR" the following resolution:

        RESOLVED, that the unitholders confirm, approve and ratify the appointment of KPMG as independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the fiscal year ending December 31, 2015.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE PARTNERSHIP TO EXAMINE, AUDIT AND REPORT TO UNITHOLDERS ON THE CONSOLIDATED FINANCIAL STATEMENTS OF THE PARTNERSHIP AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        As with most publicly-traded limited partnerships, we do not have a board of directors or employees, but instead our general partner manages our operations and activities on our behalf. Because our general partner is a limited partnership, its general partner, Eagle Rock G&P LLC ("G&P"), makes all determinations on behalf of our general partner, including determinations related to the conduct of our business and operations. As a result, the executive officers of G&P, under the direction and oversight of the Board, make all decisions on behalf of our general partner with respect to the conduct of our business and operations.

        The following table provides information regarding the executive officers and the members of the Board as of March 31, 2015. Executive officers are not appointed for a specific term and instead serve at the discretion of the Board in their respective offices until they resign or their employment is terminated and they are removed from office by the Board. Directors (other than the Class I Management Director) generally are elected or appointed, as applicable, to three-year terms, or until their successors are duly elected and qualified or until their earlier resignation or removal.

        The Class I Elected Director (William K. White) is serving for a term that will expire at the 2017 Annual Meeting. Pursuant to our Governance Guidelines, adopted effective April 23, 2013, each Elected Director is required to submit his/her letter of resignation four months prior to the annual meeting that follows such Elected Director's 72nd birthday. Unless the Board in its discretion determines to defer the retirement, which may be done on an annual basis, the resignation will be effective the day immediately prior to the annual meeting. Pursuant to our Governance Guidelines, Mr. White submitted this required letter of resignation on February 3, 2014, and the Board determined on February 4, 2014, and again on March 26, 2015 in its discretion, to defer Mr. White's resignation. Mr. White's standing resignation will continue to be reconsidered by the Board on an annual basis.

        The directors designated as the Class II Elected Directors (William A. Smith and Herbert C. Williamson, III) are serving for a term that will expire at the Annual Meeting. If they are re-elected at the Annual Meeting, both Class II Elected Directors' terms will expire at the annual meeting of limited partners to be held in 2018. The directors designated as the Class III Elected Directors (Peggy A. Heeg and Philip B. Smith) are serving for a term that expires at the annual meeting to be held in 2016. Successors to the class of Elected Directors whose term expires at an annual meeting will be elected for a three-year term, or until their successors are duly elected and qualified or until their earlier resignation or removal.

        There are no family relationships among any of the directors or executive officers of G&P. In addition, there are no arrangements or understandings between any of the executive officers of G&P and any other person pursuant to which any person was selected as an executive officer. Please see "Governance Matters-The Board-Board Composition" for information regarding the arrangements and understanding between our directors and director nominees pursuant to which such directors or director nominees were or are to be selected as a director or director nominee.

Name	Age (as of March 31, 2015)	Position with G&P
Joseph A. Mills	55	Chairman and Chief Executive Officer, Class I Management Director
Robert M. Haines	56	Senior Vice President, Chief Financial Officer and Treasurer
Charles C. Boettcher	41	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Roger A. Fox	54	Senior Vice President, Operations
Christopher D. Ray	45	Class I NGP Appointed Director
William K. White†	72	Class I Elected Director
William A. Smith*†	70	Class II Elected Director
Herbert C. Williamson, III*†	66	Class II Elected Director
David W. Hayes	40	Class III NGP Appointed Director
Peggy A. Heeg†	55	Class III Elected Director
Philip B. Smith†	63	Class III Elected Director

*
Standing for re-election to the Board.

†
Independent directors.

Executive Officers of G&P

        Joseph A. Mills' was elected Chairman of the Board and Chief Executive Officer of G&P in May 2007. Additionally, Mr. Mills has served since April 19, 2006, and will continue to serve for the foreseeable future, as Chief Executive Officer and as a manager of Montierra Management LLC, which is the general partner of Montierra Minerals & Production, LP. From September 2003 to January 2006, Mr. Mills was the Senior Vice President of Operations for Black Stone Minerals Company, LP, a privately held company. From March 2001 to August 2003, Mr. Mills was a Senior Vice President of El Paso Production Company, and from October 1999 to March 2001, Mr. Mills was a Vice President of El Paso Production Company, a wholly-owned subsidiary of El Paso Corporation. Prior to joining El Paso, Mr. Mills held various executive and senior-level management positions with Sonat Exploration Company, a wholly-owned subsidiary of Sonat, Inc.

        Robert M. Haines was elected Senior Vice President of G&P on December 3, 2014, and Chief Financial Officer and Treasurer of G&P effective May 30, 2014. Mr. Haines had previously served as Vice President—Upstream Controller of G&P since January 29, 2010. From May, 2008 to November, 2009, Mr. Haines served as the Chief Financial Officer of Beryl Oil & Gas LP, an oil and gas exploration and production company. From May, 2004 to November, 2007, Mr. Haines served as Manager of Planning and Budgets for Pogo Producing Company, an oil and gas production company. Mr. Haines holds a degree in Business Administration from Illinois State University, and is a Certified Public Accountant.

        Charles C. Boettcher was elected Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of G&P in August 2007. Prior to joining Eagle Rock, Mr. Boettcher was in the law firm of Thompson & Knight, LLP from 1999 to August, 2007, serving as an associate through 2005 and as a partner from 2006 to August, 2007. During his eight years at Thompson & Knight, Mr. Boettcher practiced law in the Corporate and Securities department, was a member of the Energy practice group and focused his practice on private equity and mergers and acquisitions in the oil and gas industry, as well as securities compliance and disclosure for public companies.

        Roger A. Fox was elected Senior Vice President, Operations effective September 10, 2014. Prior to September 10, 2014, Mr. Fox was employed at G&P as Senior Vice President, Midstream Business of G&P beginning March 26, 2012. Until December, 2011, Mr. Fox was employed by BG Group plc, a major United Kingdom-based integrated oil and gas company. From October 2009 to December 2011, Mr. Fox was President of TGGT Holdings, a joint venture between BG Group plc and EXCO Resources. TGGT Holdings is a private midstream company. From September 2006 to September 2009, Mr. Fox was President of Karachaganak Operating Company, a major upstream BG Group plc venture based in Kazakhstan. Mr. Fox is a licensed professional engineer and member of the Institution of Mechanical Engineers and Institution of Gas Engineers & Managers in the United Kingdom.

Directors of G&P

        The Board believes that each of our directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most reputable organizations in the world. The Board also has considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. The Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to the Board.

        Described on the following pages are the principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve on the Board.

        Joseph A. Mills biographical information is located under "—Executive Officers of G&P" above.

        Christopher D. Ray was appointed as a Director of G&P in June, 2011. Mr. Ray joined NGP in 2003 and was promoted to Managing Director in 2007 and to Senior Managing Director in 2012. He also currently serves on NGP's Executive Committee. Previously, Mr. Ray served as a partner in the law firm of Thompson & Knight, LLP. He practiced in the Corporate and Securities group in Dallas for eight years, working on investment and corporate financing transactions, including the formation and capitalization of investment funds, portfolio company investments and exits, mergers and acquisitions, securities law compliance and public and private debt and equity offerings.

        William K. White has been a Director of G&P since October, 2006, serves as Chairman of the Audit Committee and was appointed to the Compensation Committee effective February 7, 2012. Mr. White also serves as an audit committee financial expert. Mr. White is a retired oil and gas executive. In April, 2014, Mr. White was appointed to the board of directors of Resolute Energy Corporation where he also serves on the Audit and Corporate Governance/Nominating committees. From December, 2012 to September, 2014, Mr. White served as an independent director on the board of directors of NGP Capital Resource Company, where he also served on the Compensation, Audit, Conflicts and Nominating & Governance committees. From July, 2008 through December 2008, Mr. White served as independent director, audit committee chairman and member of the compensation committee of CRC-Evans International, Inc., an affiliate of a portfolio company of NGP. From May, 2005 to September, 2007, he served as an independent director and member of the audit and compensation committees of the board of directors of Teton Energy Corporation, a public company. From September, 1996 to November, 2002, Mr. White was Vice President, Finance and Administration and Chief Financial Officer for Pure Resources, Inc., an NYSE-listed independent oil and gas producer.

        William A. Smith has been a Director of G&P since September, 2007 and has served as chairman of the Compensation Committee since February, 2008, as a member of the Conflicts Committee since September, 2007, and as a member of the Nominating & Governance Committee since April, 2012. Mr. Smith previously served as a member of the Audit Committee from September, 2007 until April, 2012. Mr. Smith has served as the Board's Lead Director since February, 2011. From May, 2008 until November, 2014, Mr. Smith served as a member of the board of directors and audit committee of the board of directors of El Paso Pipeline GP Company, LLC, the general partner of El Paso Pipeline Partners, L.P. Mr. Smith currently serves as a member of the board of directors and compensation committee of Kinder Morgan, Inc., positions he has held since December, 2014 and January, 2015, respectively. Mr. Smith has served as a Managing Director and partner in Galway Group, L.P., an energy advisory and investment banking firm, from August, 2002 until April, 2012, when he retired from the firm. From October, 1999 to June, 2002, Mr. Smith was executive vice president of El Paso Corporation. Prior to the merger of Sonat Inc. with El Paso Corporation in 1999, Mr. Smith was executive vice president and general counsel of Sonat, Inc.

        Herbert C. Williamson, III has been a Director of G&P since July, 2010. He has served as the Chairman of the Conflicts Committee since December, 2010, as a member of the Compensation Committee since October, 2010, and as a member of the Audit Committee since April, 2012. Mr. Williamson also serves as an audit committee financial expert. Mr. Williamson previously served as a member of the Nominating & Governance Committee from October, 2012 until April, 2012. Mr. Williamson currently serves as a director of Merlon Petroleum Company and Chairman of the Board of ZaZa Energy Corporation and previously served as a director of Petrohawk Corp. from 2005 through 2007 and Westside Energy Corp. from 2004 through 2007. Prior to his retirement in 2002, Mr. Williamson held various positions with energy companies and investment banks including Petrie Parkman & Co., Merlon Petroleum Company, Seven Seas Petroleum Company and Credit Suisse First Boston Corporation.

        Peggy A. Heeg has been a Director of G&P since July, 2010. She has served as a member of the Conflicts Committee since December, 2010, as the Chairman of the Nominating & Governance Committee since October, 2010, and as a member of the Audit Committee since October, 2010. Ms. Heeg has been a partner at Norton Rose Fulbright US LLP, an international law firm, since 2004. Prior to 2004, Ms. Heeg held various positions at El Paso Corporation, including serving as Executive Vice President and General Counsel from 2001 through 2003. Ms. Heeg served as attorney and advisor at the Federal Energy Regulatory Commission prior to her time at El Paso.

        Philip B. Smith has been a Director of G&P since October, 2006 and has served as a member of the Nominating & Governance Committee since October, 2010. Mr. Smith previously served on the Compensation Committee and Audit Committees until October, 2010. Since April, 2002, Mr. Smith has been administering estates and managing private investments. From January, 1999 until March, 2002, Mr. Smith was Chief Executive Officer and Chairman of the board of directors of Prize Energy Corp. From 1996 until 1999, Mr. Smith served as a director of HS Resources, Inc. and of Pioneer Natural Resources Company and its predecessor, MESA, Inc.

        David W. Hayes was appointed as a Director of G&P in November, 2011. Mr. Hayes joined NGP in 1998 and was promoted to Managing Director in 2008. He also currently serves as NGP's Director of Corporate Finance. Prior to joining NGP, Mr. Hayes was a member of Merrill Lynch's Energy Investment Banking group in Houston, Texas, where he focused on mergers and acquisitions and financings in the exploration and production and natural gas pipeline industries.

Qualifications for All Directors

        To be considered for Board membership, each director must possess the qualifications, skills and financial literacy generally appropriate for public board membership. In the textual description below, we identify key qualifications and skills that our directors bring to the Board, in addition to baseline competencies, that are important in light of the Partnership's strategic direction. The lack of an "X" does not mean the director does not possess that qualification or skill; rather, an "X" in the chart below indicates that the listed qualification or skill is a specific reason that the director has been nominated to serve on the Board and/or is a particular area of focus or expertise upon which the Board currently relies.

Director/Category	Joseph A. Mills	Christopher D. Ray	William K. White	William A. Smith	Herbert C. Williamson, III	Peggy A. Heeg	Philip B. Smith	David W. Hayes
Leadership	X		X	X	X	X	X	X
Finance	X	X	X		X		X	X
Energy	X	X	X	X	X	X	X	X
Regulatory		X		X		X
Strategic Thinking	X	X	X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X	X	X
Legal		X		X		X
Public Board Experience			X	X	X		X
Accounting			X

Qualitative Discussion of Director Qualifications, Attributes and Skills

        Joseph A. Mills—The Board believes that Mr. Mills brings leadership, operational, managerial and strategic expertise to the Board and the Partnership. Mr. Mills' experience as Chief Executive Officer of Montierra Minerals & Production, L.P., where he focused on the stable cash-flow business of minerals, royalties and non-operated working interests, specifically benefits the Board and the Partnership as we strive to achieve one of our primary objectives of stable distribution of cash to our unitholders. In addition, his executive and operational expertise, transactional background and business development experience with El Paso Corporation and Sonat Exploration Company is a valuable resource in leading our operations, growth strategy and the management of our employees. Collectively, these experiences provide invaluable guidance in the operational aspects of the Partnership and the management and leadership of the Board.

        Christopher D. Ray—The Board believes that Mr. Ray brings a broad range of legal and energy-related knowledge to the Board and the Partnership through his extensive experience in structuring, negotiating and executing energy-related transactions, as well as serving on the board of directors of various private energy companies. The Board believes that Mr. Ray's energy investment experience and knowledge, as well as legal background, are valuable resources for the Board. The analytical skills that Mr. Ray has developed through his career, as well as his experience and general energy-related knowledge provide an important skill-set and valuable perspective to the Board as we evaluate transactions, investments and other opportunities.

        William K. White—The Board believes that Mr. White brings substantial experience to the Board and the Partnership through his extensive work in public and private equity and debt placements, administrative and operational restructuring, debt renegotiations and mergers and asset acquisitions. Mr. White has served in many capacities with several energy companies including positions as: (1) chief financial officer of three publicly-traded energy companies, (2) a member of the board of directors of both private and public companies, (3) chairman of audit committees, (4) a conflicts committee member, (5) nominating and governance committee member and (6) a compensation committee member. The Board believes that Mr. White's commercial banking and mezzanine finance background, expertise in finance-related activities, thorough understanding of audit and accounting-related matters and experience with numerous energy companies as a senior financial officer in both the private and public sectors provides significant insight, value and perspective to the Board, our Audit Committee (as chairman and designated "financial expert") and the Partnership.

        William A. Smith—The Board believes that Mr. Smith brings legal and business expertise to the Board and the Partnership through his experiences as general counsel and executive of Sonat, Inc. and his executive positions at El Paso Corporation and other energy companies. Through his work in the energy industry, Mr. Smith has accumulated knowledge and experience in the liquefied natural gas ("LNG") markets, which knowledge and experience the Board utilizes as it considers the impact LNG could have on natural gas and the Partnership. Mr. Smith also has significant experience serving as a board member of other domestic and international energy companies. The Board believes Mr. Smith's industry experience as an executive, board member and attorney provides an important skill set and perspective to the Board.

        Herbert C. Williamson, III—The Board believes that Mr. Williamson brings extensive energy and investment banking knowledge to the Board and the Partnership through his experiences with various energy companies and investment banking firms. Mr. Williamson has been involved in numerous complex energy-related acquisitions, divestitures, mergers and financing transactions. These experiences, combined with Mr. Williamson's board service, provide over 30 years of experience to the Board and the Partnership, which the Board believes is particularly helpful in evaluating prospective growth and financing opportunities.

        Peggy A. Heeg—The Board believes that Ms. Heeg brings to the Board and to the Partnership business, management, legal, regulatory and corporate governance expertise specific to the energy industry through her experiences as an executive officer of El Paso Corporation, as a partner at Norton Rose Fulbright US LLP and as an attorney at the Federal Energy Regulatory Commission. The Board believes Ms. Heeg's in-depth knowledge of energy regulation and corporate governance provides an important resource to the Board.

        Philip B. Smith—The Board believes that Mr. Smith brings a valuable engineering and analytical perspective to the Board and the Partnership through his engineering background and business knowledge. He has served as a director and chief executive officer of several energy companies and brings those experiences and insight to the Board as it oversees the conduct of the Partnership. The Board believes Mr. Smith's entrepreneurial abilities, combined with his practical experiences as an executive officer and director, have engendered resourceful ideas in furthering the strategies of the Partnership.

        David W. Hayes—The Board believes that Mr. Hayes brings valuable energy-related knowledge and experience to the Board and the Partnership through his extensive experience in analyzing, structuring, negotiating and executing energy-related transactions, including commodities derivative transactions. The Board believes Mr. Hayes' knowledge of capital markets, corporate finance, and commodities markets provides an important resource to the Board as we evaluate transactions, including hedging transactions, investments and other opportunities.

 GOVERNANCE MATTERS

General Background

        Under the Partnership Agreement, our general partner has full power and authority to do all things, other than those items that require unitholder approval, on such terms as it determines to be necessary or appropriate to conduct our business. The Partnership Agreement provides that our general partner, to the fullest extent permitted by law, shall be free of any fiduciary duty or obligation to us or to the unitholders. However, in accordance with the Partnership Agreement, our general partner typically must act in "good faith" when making decisions on behalf of the Partnership. The Partnership Agreement further provides that in order for a determination by our general partner to be made in "good faith," our general partner must believe that the determination is in the best interests of the Partnership.

        Because our general partner is a limited partnership, its general partner, G&P, makes all determinations on behalf of our general partner, including determinations related to the conduct of our business and operations. As a result, the executive officers of G&P, under the direction of the Board, make all decisions on behalf of our general partner with respect to the conduct of our business and operations. Unitholders are not entitled to directly or indirectly participate in our management or operation. Our general partner may be removed by the unitholders, subject to the satisfaction of various conditions that are difficult to meet.

        The Partnership Agreement provides that an annual meeting of the limited partners for the election of certain directors to the Board will be held each year or at such other date and time as may be fixed from time to time by our general partner. At each annual meeting, the limited partners entitled to vote thereon, which excludes the NGP Parties, will vote as a single class for the election of the Elected Director nominees, and the limited partners entitled to vote thereon, which excludes the NGP Parties, will elect by a plurality of the votes cast at such meeting persons to serve on the Board who are nominated in accordance with the provisions of the Partnership Agreement. See "Voting Requirements for the Annual Meeting" for additional information.

Our Governance Practices

        We are committed to sound governance principles. To evidence this commitment, the Board has adopted charters for its committees (as described in more detail below), Governance Guidelines, a Code of Business Conduct and Ethics and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. These documents provide the framework for our governance. A complete copy of the current version of each of these documents is available on our website at www.eaglerockenergy.com or in print, free of charge, to any unitholder who requests it by contacting us by mail at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, Attention: Investor Relations, or by telephone at (281) 408-1203. The Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

The Board

  Board Composition

        The Board currently has a total of eight members:

  •
  five Elected Directors, three of whom must be independent;

  •
  one Class I Management Director, who currently is our Chief Executive Officer, Joseph A. Mills; and

  •
  two NGP Appointed Directors. NGP has the right under our Partnership Agreement to appoint a third NGP Appointed Director, but such director seat is currently vacant.

        An Elected Director may be removed only for cause upon the vote of a majority of other Elected Directors. An NGP Appointed Director may be removed at any time by the NGP Parties or for cause by a majority of the remaining directors. In addition, if at any time the NGP Parties' ownership interest in our outstanding common units falls below 20% or 10% and a majority of the Elected Directors adopts an appropriate resolution, Natural Gas Partners will only have the right to appoint two or one NGP Appointed Directors, respectively. If the NGP Parties' ownership interest in our outstanding common units falls below 5% and a majority of the Elected Directors adopts an appropriate resolution, then all of our directors will be elected by our common unitholders. Any director seats that the NGP Parties lose the right to appoint become Elected Director seats in the same Class as specified currently, with the NGP Parties choosing which seat or seats to relinquish.

        At present, the directors and the Class in which each such director is a member are as follows:

Class I	Class II	Class III
Joseph A. Mills (Management)	Vacant (NGP Appointed)	David W. Hayes (NGP Appointed)
Christopher D. Ray (NGP Appointed)	William A. Smith (Elected)	Peggy A. Heeg (Elected)
William K. White (Elected)	Herbert C. Williamson, III (Elected)	Philip B. Smith (Elected)

        Joseph A. Mills, as Chief Executive Officer of G&P, is the Class I Management Director and is automatically a member of the Board. The Partnership Agreement provides that the NGP Parties have the ability to appoint a person to fill the expiring seat of the Class II NGP Appointed Director at the Annual Meeting. The Class II NGP Appointed Director seat is currently vacant. The NGP Parties may appoint an individual of their choosing at the Annual Meeting to fill such seat, or may determine to leave it vacant.

  Board Experience and Leadership

        As set forth in our Governance Guidelines, we periodically evaluate our governance structure and select the Chairman of the Board based on an evaluation of the interests of the Partnership and its unitholders. We do not currently have a policy as to whether the positions of Chairman of the Board and Chief Executive Officer should be combined. Rather, we select the Chairman of the Board based on the circumstances facing the Partnership, an evaluation of the strengths of the Board and its directors and the strength of the Partnership's overall governance structure.

        Joseph A. Mills has served as the Chairman of the Board and Chief Executive Officer of G&P since joining Eagle Rock in 2007. We currently believe that maintaining this combined role remains in the best interest of the Partnership and its unitholders. Several factors have led to this determination. First, Mr. Mills' in-depth knowledge of, and experience in, our business, history, structure and organization facilitates timely communications between management and the Board. Second, Mr. Mills has proven to be an integral bridge between the Board and management by encouraging direct and open discussion. Third, maintaining the combined Chairman and Chief Executive Officer positions contributes to a consistent strategy and direction for the Partnership and the investing public by alleviating potential ambiguities in the decision-making process.

        In addition, the Board has appointed an independent Lead Director to act as a liaison between the non-management board members and management. The Lead Director provides input to the Chairman in establishing the Board's agenda, presides over Board meetings in the absence of the Chairman, presides over and sets the agenda for meetings of the independent directors, and presides over and sets the agenda for meetings of the non-management directors. William A. Smith was appointed as the Lead Director of our Board in February, 2011 and continues to serve in that capacity.

  Director Independence

        We have a majority of independent directors even though our Partnership Agreement requires us to have only three independent directors, and the listing standards of the NASDAQ Stock Market LLC do not require a listed limited partnership like us to have a majority of independent directors on the Board. The Board has determined that Messrs. William K. White, William A. Smith, Herbert C. Williamson, III, Philip B. Smith and Ms. Peggy A. Heeg each meet the independence standards established by The NASDAQ Stock Market LLC and applicable rules and requirements of the SEC.

  Attendance at Board Meetings; Frequency of Committee Meetings

        During the fiscal year ended December 31, 2014, our Board held 12 meetings, the Audit Committee held 11 meetings, the Compensation Committee held 9 meetings, the Nominating & Governance Committee held 3 meetings and the Conflicts Committee held 5 meetings. Each individual currently serving as a director attended at least 75% of the aggregate meetings of our Board and the committees of our Board during this period on which each such individual director served.

  Executive Sessions

        Our independent directors (which are currently all of the Elected Directors) and non-management directors (including independent directors) each periodically meet separately in executive sessions, typically in connection with a regular meeting of the Board or a Board committee.

  Director Attendance at Annual Meetings of Limited Partners

        Board members are not required to attend the annual meetings of limited partners. Joseph A. Mills and William A. Smith attended the 2014 Annual Meeting.

Committees of the Board

        The Board has four standing committees: the Audit Committee, the Compensation Committee, the Conflicts Committee and the Nominating & Governance Committee (collectively, the "Committees"). The Board, in its business judgment, has determined that each of the Audit and Conflicts Committees is comprised entirely of independent directors in accordance with the listing standards of The NASDAQ Stock Market LLC and applicable rules and requirements of the SEC. Although the Compensation and Nominating & Governance Committees are not required to be comprised entirely of independent directors, at this time they are comprised entirely of independent directors. Each committee is governed by a written charter approved by the Board, which are available on our website at www.eaglerockenergy.com.

  Audit Committee

        Pursuant to its charter, the purpose of the Audit Committee is to:

  •
  oversee the accounting and financial reporting processes of the Partnership and audits of the Partnership's financial statements;

  •
  assist the Board in monitoring the integrity of the Partnership's financial statements;

  •
  evaluate the qualifications and independence of the Partnership's independent accountants;

  •
  oversee the performance of the Partnership's internal control over financial reporting and internal and external audit functions;

  •
  oversee the Partnership's compliance with legal and regulatory requirements related to the Partnership's financial operations and hedging activities;

  •
  prepare the report to be included in the Partnership's proxy statement for its annual meeting of limited partners as required by the rules of the SEC; and

  •
  perform such other functions as the Board may delegate to the Audit Committee.

        The Audit Committee currently consists of William K. White (Chairman), Peggy A. Heeg and Herbert C. Williamson, III. The Board has determined that all members of the Audit Committee are independent as that term is defined under the listing standards of The NASDAQ Stock Market LLC and Rule 10A-3 promulgated under the Exchange Act. The Board also has determined that each member of the Audit Committee is financially literate. Further, the Board has determined that Mr. White and Mr. Williamson are "audit committee financial experts" following a determination that they each met the criteria for such designation under the SEC's rules and regulations. For information regarding Mr. White's and Mr. Williamson's business experience, see "Board of Directors and Executive Officers."

        The report of the Audit Committee appears under the heading "Audit Committee Report" below.

  Compensation Committee

        Pursuant to its charter, the purpose of the Compensation Committee is to:

  •
  establish and oversee the Partnership's and G&P's overall compensation structure, practices, programs and reporting;

  •
  set the compensation for officers of G&P at the vice president level or above and such employees of G&P as the Compensation Committee shall determine in its discretion or as may be referred to the Compensation Committee by the Board or the chief executive officer from time to time;

  •
  review and approve enterprise goals for the chief executive officer and individual goals for each Executive Officer (as defined by Regulation S-K under the Exchange Act) and evaluate the performance of the chief executive officer and each Executive Officer in light of such goals; and

  •
  perform such other functions as the Board may delegate to the Compensation Committee.

        The Compensation Committee currently consists of William A. Smith (Chairman), William K. White and Herbert C. Williamson, III. The Board has determined that all members of the Compensation Committee are independent as that term is defined under the listing standards of The NASDAQ Stock Market LLC and Rule 10A-3 promulgated under the Exchange Act.

        The report of the Compensation Committee appears under the heading "Compensation Committee Report" below. Except as otherwise restricted by the Partnership Agreement, the LLC Agreement or by applicable law or regulation, the Compensation Committee has the authority to delegate to any one or more of its members such authority as it deems appropriate from time to time under the circumstances.

        Please see "Compensation Discussion and Analysis-Methodology and Process" for additional information on the Compensation Committee's processes and procedures for the consideration and determination of executive compensation and "Compensation of Directors and Executive Officers-2013 Director Compensation" for additional information on its consideration and determination of director compensation.

  Conflicts Committee

        Pursuant to its charter, the primary purpose of the Conflicts Committee is to carry out the duties as set forth in the Partnership Agreement and the Third Amended and Restated Limited Liability

Company Agreement of G&P and to perform such other functions as the Board may request from or delegate to the Conflicts Committee.

        The Conflicts Committee currently consists of Herbert C. Williamson, III (Chairman), William A. Smith and Peggy A. Heeg. The Board has determined that all members of the Conflicts Committee are independent as that term is defined under the listing standards of The NASDAQ Stock Market LLC and Rule 10A-3 promulgated under the Exchange Act.

  Nominating & Governance Committee

        Pursuant to its charter, the Nominating & Governance Committee has responsibility to:

  •
  develop and recommend to the Board governance guidelines for the Partnership and assist the Board in implementing those guidelines;

  •
  identify and recommend to the Elected Directors nominees for election or appointment as Elected Directors;

  •
  advise the Board as to Board and committee composition;

  •
  lead and facilitate performance evaluations for the Board and committees;

  •
  lead and facilitate Board and management succession planning; and

  •
  perform such other functions as the Board may assign to the Nominating and Governance Committee.

        The Nominating & Governance Committee currently consists of Peggy A. Heeg (Chairman), Philip B. Smith and William A. Smith. The Board has determined that all members of the Nominating & Governance Committee are independent as that term is defined under the listing standards of The NASDAQ Stock Market LLC and Rule 10A-3 promulgated under the Exchange Act.

  Role in Risk Oversight

        The Board, both directly and through its Audit, Compensation, Nominating and Governance, Conflicts and informal committee(s), oversees the Partnership's risk management. In assisting the Board, the Audit Committee is primarily responsible for the oversight of: (1) the integrity of the Partnership's financial statements and internal controls, (2) the accounting and financial reporting processes of the Partnership, and (3) internal and external audits of the Partnership's internal controls and financial statements. The Audit Committee additionally oversees the Partnership's compliance with legal and regulatory requirements related to the Partnership's financial operations and hedging activities. The Audit Committee also oversees and establishes procedures for the receipt, retention and treatment of compliance and other complaints, including complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of potential concerns regarding questionable accounting or auditing matters. The Audit Committee further reviews with our management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our financial risk management policies. In assisting the Board, the Compensation Committee is primarily responsible for oversight of risks related to compensation of our directors and officers as well as oversight of management's administration of the Partnership's 401k plan. The Nominating and Governance Committee assists the Board with oversight of risks associated with the Partnership's governance framework. In assisting the Board, the Conflicts Committee is primarily responsible for resolving certain conflicts of interest between us and our affiliates when the Board tasks the Conflicts Committee to resolve such conflicts. The Board retains ultimate oversight of compliance with legal and regulatory requirements, resolution of litigation and disputes, and environmental compliance, as well as other risk-related issues arising through the Partnership's operations, and may, as it deems appropriate, delegate certain specific oversight responsibilities to formal/standing or informal committees or sub-committees of the Board. Historically the Audit Committee has most often assisted the Board in its oversight with regard to these areas.

        Management has established an Enterprise Risk Committee, which is composed of our Chief Executive Officer and members of senior management. The Enterprise Risk Committee identifies, monitors and establishes risk mitigation mechanisms across the Partnership.

        The Enterprise Risk Committee receives regular reports from several standing management committees within the Partnership. These committees are comprised primarily of members of senior and mid-level management that have responsibility for assessing, monitoring and implementing risk mitigation measures under the direction of the Board and senior management. The management committees have a number of responsibilities, including risk oversight of the different functional areas of the Partnership. At this time, the primary management committees responsible for risk oversight are:

  •
  Risk Management—committee that monitors and mitigates our hedging risk, our counterparties' credit risk and risk associated with other finance-related activities;

  •
  Environmental, Health and Safety ("EH&S")—committee that monitors and mitigates risks associated with our employees/contractors, our property and the environment;

  •
  Disclosure Controls—committee that monitors and controls disclosures made in our public securities filings;

  •
  Information Management—committee that oversees information technology infrastructure procurement, implementation and integration, as well as oversees the implementation and administration of data management policies and procedures;

  •
  Human Resources—committee that monitors employee compensation benefit plans, policies and practices and mitigates risks associated therewith, including through oversight of our 401(k) investment committee; and

  •
  Insurance—committee that monitors company-wide insurance, coordinates with insurance brokers and mitigates insurable risk.

        The Enterprise Risk Committee reports directly to: (1) the Board (or Audit Committee, as applicable) with respect to matters arising from the Risk Management, EH&S, and Information Management Committees; (2) the Audit Committee with respect to matters arising from the Disclosure Controls Committee; and (3) the Compensation Committee with respect to matters arising from the Human Resources Committee. Certain of the executive officers who are members of the Enterprise Risk Committee, including the Chief Executive Officer, Chief Financial Officer and General Counsel, in turn, report material information to the Board and the Board committees.

        To facilitate the flow of information between the Partnership and the Board and its committees, the Board has unfettered access to our management committees and our employees for purposes of gathering information and performing investigations. All directives of the Board to management and employees are to be given through Board action, or by a committee of the Board where appropriate and where the Board has duly delegated such committee the authority to make such directives. We believe the interaction among the Board, the Board committees, our Chief Executive Officer/Chairman and management committees provides for continuous and open lines of communication regarding, and oversight of, the various areas of risk that may affect us. The combination of the open lines of communication among the Board, Board committees and management committees and the fact that our Chief Executive Officer also serves as Chairman of the Board allows the Board to understand and address our material risks in a manner that effectively fulfills the Board's risk oversight function. See "—Board Leadership" for additional information on our choice of Chairman of the Board.

  Unitholder Communications with the Board

        Interested parties can communicate directly with the Board, or any director in particular, by mail in care of the Secretary, Eagle Rock Energy G&P, LLC, 1415 Louisiana Street, Suite 2700, Houston, Texas 77002.

        Our Secretary (or any successor to the duties thereof) will review each such communication received from unitholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by our Board. To the extent the subject matter of a communication relates to matters that have been delegated by our Board to a committee or to an executive officer, our Secretary may forward such communication to the chairman of the committee or executive officer to which such matter has been delegated. The acceptance and forwarding of communications to members of the Board or executive officers does not imply or create any fiduciary duty of our Board members or executive officers to the person submitting the communications.

Board Nomination Process

        Nominations of persons for election to the Board as Elected Directors may be made at an annual meeting of the limited partners only (1) by or at the direction of a majority of the Elected Directors on the Board or (2) by a limited partner who was a record holder of at least 10% of the Outstanding Units at the time the notice provided for in the Partnership Agreement is delivered to the general partner, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the Partnership Agreement, which are described in more detail below.

  Nomination of Director Candidates by Unitholders

        The Partnership Agreement provides that our common unitholders not affiliated with the NGP Parties are entitled to elect five directors. Nominations of directors for election to the Board as Elected Directors may be made at any annual meeting by any unitholder of record of at least 10% of Outstanding common units at the time of giving notice; provided that they comply with the requirements described below and in the section of this proxy statement entitled "Proposals for the 2016 Annual Meeting." While we do not have a policy that specifically addresses the consideration of director candidates recommended by unitholders, there would be no differences in the manner and criteria by which the Nominating & Governance Committee and the Board evaluate director candidates recommended by unitholders and those recommended by other sources.

        For any nomination brought before an annual meeting by a unitholder, the unitholder must give timely notice thereof in writing to our general partner. The notice must contain certain information as described in the Partnership Agreement. To be timely, a unitholder's notice must be delivered to our general partner not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 135th calendar day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the unitholder must be so delivered not earlier than the close of business on the 135th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Partnership or our general partner).

        Only such persons who are nominated in accordance with the procedures set forth in the Partnership Agreement will be eligible to be elected at an annual meeting of limited partners to serve as Elected Directors. Notwithstanding the foregoing, unless otherwise required by law, if the unitholder

(or a qualified representative of the unitholder) does not intend to appear at the annual meeting of limited partners to present a nomination, the nomination will be disregarded notwithstanding that proxies in respect of such vote may have been received by our general partner or the Partnership.

        In addition to the provisions described above and in the Partnership Agreement, a unitholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder; provided however, that any references in the Partnership Agreement to the Exchange Act or the rules promulgated thereunder are not intended to and do not limit any requirements applicable to nominations pursuant to the Partnership Agreement, and compliance with the Partnership Agreement is the exclusive means for a limited partner to make nominations.

Board Qualifications; Consideration of Diversity

        Our Nominating & Governance Committee is responsible for identifying and recommending to the Board qualified individuals to be nominated to serve on the Board. The Board's objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind, and commitment. In selecting potential Board candidates, the Board considers, among other things, its obligations under the Partnership Agreement, diversity of background, diversity of experience, the existing skill-set of the Board and the needs of the Partnership. We discuss our directors' qualifications and characteristics under "Board of Directors and Executive Officers-Directors of G&P" above.

        Our Nominating & Governance Committee factors the effectiveness of our diversity policy into its annual evaluation of our Board and its committees. Part of this review focuses on whether or not the Board includes the appropriate skills and characteristics that reflect a diverse, effective board. We believe that the evaluation program has been designed such that any diversity-related deficiencies would be identified as part of the process. We believe that an absence of such deficiencies can be correlated with the success of our diversity policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended December 31, 2014, the Compensation Committee included the following directors: William A. Smith, Herbert C. Williamson, III and William K. White. None of the members of the Compensation Committee (1) was an officer or employee of the Partnership or of G&P, (2) was formerly an officer of the Partnership or of G&P or (3) had any relationship requiring disclosure under the SEC's rules governing disclosure of related person transactions. Additionally, no executive officer of G&P served as a member of the Compensation Committee or as a director of any entity while an executive officer of such entity was a member of our Board or the Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the directors and certain officers of G&P, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5 with the SEC.

        Based solely on our review of the reporting forms and written representations provided to us from the persons required to file reports, we believe that each of the required reporting persons complied with the applicable reporting requirements for transactions in our securities during the year ended December 31, 2014.

AUDIT COMMITTEE REPORT

        The Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of Eagle Rock Energy G&P, LLC, the general partner of Eagle Rock Energy GP, L.P., the general partner of Eagle Rock Energy Partners, L.P. (the "Partnership"), oversees the financial reporting process of the Partnership on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure.

        In fulfilling its oversight responsibilities, the Audit Committee:

  •
  reviewed and discussed the audited financial statements contained in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2014 with management and the independent registered public accounting firm, KPMG LLP;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 16, as amended;

  •
  received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed the independent registered public accounting firm's independence with the firm; and

  •
  considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted by the Audit Committee,
William K. White, Chairman Peggy A. Heeg Herbert C. Williamson, III

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions

        The following members of the Board of G&P hold positions at NGP as set forth next to each person's name: Christopher D. Ray, Senior Managing Director of Natural Gas Partners, and David W. Hayes, Managing Director of Natural Gas Partners.

        We do not directly employ any persons to manage or operate our business. Those functions are provided by G&P. We reimburse G&P for all direct and indirect costs of these services.

        Since January 1, 2014, we have been involved in several transactions involving affiliates of NGP. During the year ended December 31, 2014, the Partnership purchased approximately $2 million of natural gas from certain NGP portfolio companies, and there were no outstanding accounts payable as of December 31, 2014.

Policies and Procedures

        There were no related-party transactions since January 1, 2014 that were required to be reported where the procedures described below did not require review, approval or ratification of such transactions or where such procedures were not followed.

        Under our Code of Business Conduct and Ethics, our directors and officers are required to disclose to us any violations of the Code of Business Conduct and Ethics, including existing or potential conflicts of interest. Among the enumerated conflicts of interest are significant transactions involving us and one or more of our officers and directors or their respective affiliates. As such, all related-party transactions are subject to the requirements of the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics requires that any such transaction be first reported to the Chief Compliance Officer for approval before any action can be taken in connection therewith.

        If determined to be material, any such conflict may be resolved by disinterested members of the Board or the full Board, as appropriate. As described in the Partnership Agreement, the appropriate persons will approve related-party transactions that are either (1) on terms no less favorable to us than those generally being provided to or available from unrelated third parties or (2) fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us). In the alternative, our general partner may, but is not required to, seek the approval of the Conflicts Committee in connection with related-party transactions, including transactions involving the NGP Parties. We anticipate that the Board will continue to obtain approval of the Conflicts Committee for material transactions with the NGP Parties. The Conflicts Committee is entitled to hire its own financial, legal and other advisors in connection with any matters on which the Board has sought the Conflicts Committee's approval. The Conflicts Committee, consisting of independent directors, is typically tasked with determining whether the transaction is in the best interests of the Partnership and recommending to the Board whether the transaction should be approved and authorized. In certain circumstances, the Board may delegate the entire authority to determine whether to pursue a transaction to the Conflicts Committee. The Board is not required, however, to delegate review and/or approval of related-party transactions to the Conflicts Committee. In certain unusual circumstances, related-party transactions may be put to a vote of our unitholders for approval, in accordance with the provisions of the Partnership Agreement.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Officer Compensation

        For purposes of this Compensation Discussion and Analysis (this "CD&A"), when we refer to the "Committee," we are referring to the Compensation Committee of the Board of Directors of G&P; when we refer to "NEOs", we are referring to our named executive officers (who are officers of G&P); and when we refer to "LTIP," we are referring to our Amended and Restated Long Term Incentive Plan.

        For 2014, our NEOs were:

NEO	Title

Joseph A. Mills	Chief Executive Officer ("CEO"), Chairman of the Board and Class I Director

Robert M. Haines(1)	Senior Vice President, Chief Financial Officer and Treasurer

Charles C. Boettcher	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Roger A. Fox	Senior Vice President, Upstream Operations

Steven G. Hendrickson(2)	Former Senior Vice President, Geosciences & Reservoir Engineering

Jeffrey P. Wood(3)	Former Senior Vice President and Chief Financial Officer

(1)
Mr. Haines was appointed Chief Financial Officer and Treasurer effective May 30, 2014, and was promoted to Senior Vice President effective December 15, 2014.

(2)
Mr. Hendrickson's employment with G&P concluded effective January 15, 2015.

(3)
Mr. Wood's employment with G&P concluded effective May 30, 2014.

Executive Summary

        This CD&A provides information about our executive compensation objectives and policies for our NEOs, and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

        2014 was a transformational year for Eagle Rock. We successfully closed the $1.325 billion contribution of our midstream business to Regency Energy Partners, L.P. ("Regency") on July 1, 2014, and embarked on our new path as a pure-play upstream master limited partnership ("MLP"). The sale of our midstream business allowed us to reduce our debt levels and improve our balance sheet strength and liquidity. Eagle Rock is better positioned to capitalize on growth opportunities, including acquisition opportunities, in the upstream sector with a view toward managing its balance sheet and liquidity in this lower commodity price environment. The current low commodity price environment presents challenges but also presents opportunities due in part to the actions we took in 2014.

  2014 Performance-Financial, Operational and Strategic Highlights; Compensation Philosophy

  2014 Highlights

        Some of our more significant financial, operational and strategic highlights in 2014 included the following:

  •
  Closed the contribution of our midstream business to Regency on July 1, 2014, resulting in significantly reduced Partnership debt and a net leverage ratio of approximately 2.2x as of December 31, 2014, as well as increased liquidity in the form of freely-tradeable Regency units.

  •
  Executed amendment of our senior secured credit facility on October 10, 2014.

  •
  Created a more traditional reserve-based facility for pure-play upstream MLP, with a lower leverage covenant, lower pricing structure and longer term, extending the facility from 2016 to 2019.

  •
  Added 2017-2019 costless oil hedge swaps valued at $22 million as of December 31, 2014.

  •
  Reinstated a distribution of $0.07/unit, or $0.28/unit annually, for the third and fourth quarter of 2014.

  •
  Instituted a unit repurchase program funded in part by the sales of Regency units, and began repurchasing Eagle Rock units on the open market in November, resulting in 8.6 million units repurchased for total consideration of approximately $22 million as of February 26, 2015.

  •
  Reported 2014 Adjusted EBITDA of $120.9 million.

  •
  Managed midstream business for 6 months of 2014.

  •
  Significantly reduced G&A/headcount with midstream contribution and upstream reductions.

  Compensation Philosophy

        To align the compensation of our executive team with our unitholders, the Committee has incorporated a number of good governance practices into the design and administration of our executive compensation program. These include:

  •
  The vast majority of total direct compensation to our NEOs is variable (as shown in the chart below), dependent upon either annual performance with respect to a variety of financial, strategic and operational goals that are critical to our success, or provided in the form of long-term equity grants with the amount ultimately realized by the NEOs directly determined by the value of our common units or the total unitholder return of our common units over a defined period of time;

  •
  Long-term equity awards, including both performance units and restricted common units, comprise the largest single component of officer pay overall, and make up more than 62% of our CEO's total direct compensation;

  •
  No single-trigger change-in-control severance benefits, including no single-trigger vesting of equity incentive awards upon a change-in-control transaction;

  •
  No excise tax gross-ups;

  •
  No employment agreements with any of our NEOs;

  •
  Limited use of perquisites and our NEOs do not participate in any supplemental benefit plans not available to other employees in the organization;

  •
  Prohibition on hedging, or borrowing against, Partnership securities; and

  •
  The Committee engages the assistance of an independent compensation advisor.

  Consideration of Advisory Vote on Named Executive Officer Compensation

        At our 2014 Annual Meeting of limited partners, we held an advisory vote on our 2013 executive compensation program, and approximately 80% of the votes cast by our unitholders were cast in support of the compensation paid to our NEOs. The Committee values the input of our unitholders on the design and execution of our pay programs and believes that our 2014 vote reflected strong support for the design and execution of our program. However, based upon the Committee's continual review of our programs in light of alignment with our business and talent strategies, competitive practice, good governance standards, and the advice of their independent compensation consultant, the Committee approved the addition of a performance-based equity program for 2014, which consisted of phantom units subject to performance and service-based vesting conditions ("PSUs"), that now make up 50% of long-term incentive value for our NEOs (with the remaining 50% of long-term incentive value for our NEOs consisting of awards of restricted common units subject to service-based vesting). Prior to 2014, awards of restricted common units subject to service-based vesting made up 100% of long-term incentive value for our NEOs. As discussed in greater detail below, our PSU program is based upon total unitholder return ("TUR") relative to peers and requires at least 50th percentile performance to earn any payout.

How We View Compensation:

        The Committee reviews the mix of base salary, annual (short term) cash incentives and equity incentives (i.e., total direct compensation) annually. The mix of actual total direct compensation for our NEOs in 2014 is presented below. As shown, 80% of total direct compensation for our CEO and 73% of total direct compensation for our other NEOs was comprised of variable compensation during 2014. Further discussion of each component of total direct compensation is provided below.

Fiscal Year 2014 Actual Total Direct Compensation Mix
Vast Majority of NEO Pay is Variable

  Note: retention bonuses included in "actual bonus" number

  Only includes executives who were part of the team at the end of the year

        As shown above, variable compensation and long-term incentive compensation in particular make up the vast majority of NEO compensation. Long-term incentive compensation is intended to reward our executives for driving long-term (i.e., multi-year) growth in unitholder value. In accordance with SEC rules, in the Summary Compensation Table, we report the following with respect to our NEOs (1) annual cash incentive compensation actually earned for 2014, (2) the aggregate grant date fair value of restricted common units awarded in 2014 calculated in accordance with FASB ASC Topic 718, and (3) the aggregate grant date fair value of PSUs awarded in 2014, in accordance with FASB ASC Topic 718. Consequently, while we report the aggregate grant date value of restricted common units and PSUs in the Summary Compensation Table and Grants of Plan-Based Awards tables, we believe that the aggregate grant date value represents an "opportunity" or "target" value that may change over time depending upon our total unitholder return (TUR) performance—helping to ensure alignment of compensation with unitholder interests.

        The table below compares the reported aggregate grant-date fair value of 2014 restricted common unit awards and PSU awards made to each NEO, each as calculated in accordance with FASB ASC Topic 718, to the year end value of such awards. As shown in the table below, year-end values of restricted common unit awards made during 2014 were significantly lower than the total reported aggregate grant date value, and year-end values of PSU awards were zero.

Executive	Position	2014 LTIP Restricted Units	2014 PSUs	2014 Grant Date Value of LTIP Restricted Units (in thousands)	2014 Grant Date Value of Performance Units (in thousands)	Year-End Value of 2014 Restricted Units (in thousands)	Year-End Value of 2014 PSUs (in thousands) (1)	Year-End Value of Restricted Units and PSUs As a Percent of Grant Date Value
Mills	Chairman and Chief Executive Officer	223,445	213,675	$992.6	$767.1	$491.6	$—	28%
Haines	Senior Vice President and CFO	100,000	76,315	$407.9	$274.0	$220.0	$—	32%
Boettcher	SVP_General Counsel_CCO and Secretary	92,410	88,360	$410.6	$317.2	$203.3	$—	28%
Fox	Senior Vice President—Operations	70,753	70,753	$284.4	$254.0	$155.7	$—	29%
Hendrickson	Former Senior Vice President—Geosciences & Reservoir Engineering	67,205	64,265	$298.6	$230.7	$147.9	$—	28%
Wood(2)	Former Senior Vice President and CFO	$—	$—	$—	$—	$—	$—	$—

(1)
As of market close on December 31, 2014, the Partnership was below the 50th percentile total unitholder return ranking as compared to the Partnership's performance peer group as set forth in the applicable PSU award agreement, at which point no PSUs are eligible to vest, and therefore, if the performance period would have ended on such date, zero PSUs would have been eligible to vest.

(2)
Jeffrey P. Wood resigned effective May 30, 2014, and thus was not granted any restricted common units or PSUs in 2014.

        Grants of restricted common units eligible to receive distributions are valued at the market price as of the date issued. In 2014, the Partnership made two grants of restricted common units to its NEOs: one grant, comprising the bulk of the executive's restricted common unit grants, was made on May 30, 2014, and a second, smaller grant was made to coincide with a grant of PSUs on August 19, 2014 (as further described below). Mr. Fox did not participate in the May or August restricted common unit awards, however Mr. Fox was awarded restricted common units on September 16, 2014, coincident with his retention and appointment to the position of Senior Vice President, Upstream Operations. The restricted common unit awards generally vest over a three year vesting period on the basis of one-third of the award each year.

        On August 19, 2014, the Partnership implemented a PSU award program that was intended to replace approximately 50% of the annual restricted common unit award traditionally granted to the NEOs, and granted the NEOs a new award of PSUs (or phantom units subject to performance and service based vesting conditions). The PSU award agreement generally provides for a target number of performance units that will vest after a predetermined period of time based on the Company's relative unitholder return as measured against a performance peer group, and satisfaction of a continued service requirement.

  Alignment of Realizable Total Direct Compensation and Performance

        The chart below demonstrates how our approach to executive compensation promotes our pay-for-performance focus and alignment with unitholder interests, which is illustrated by the general correlation between realizable compensation of our CEO (calculated by adding the annual base salary earned, the target annual cash incentive opportunity, and the year-end value of awards granted under the LTIP during the applicable year) and total unitholder return performance over the past five years.

CEO Realizable Pay Aligned with Total Unitholder Return Performance

(1)
2014 CEO realizable pay, as set forth in the graph above, does not include a value for the performance units. As of market close on December 31, 2014, the Partnership was below the 50th percentile total unitholder return ranking as compared to the Partnership's performance peer group as set forth in the applicable performance unit award agreement, at which point no performance units are eligible to vest, and therefore, if the performance period would have ended on such date, zero performance units would have been eligible to vest.

About our Executive Compensation Program

  Compensation Philosophy & Good Governance Practices

        Our executive compensation program is intended to help attract, motivate and retain key executives and to foster a performance-oriented environment by tying a meaningful portion of each executive's total compensation to the achievement of performance targets that are important to us and our public unitholders (through annual cash incentive compensation), and to growth in Partnership/unitholder value (through equity incentive compensation). The Committee regularly reviews our program to ensure that it supports these goals and is appropriately aligned with unitholder interests.

  Compensation Program Design

        The Committee believes an effective executive compensation program is designed to attract and retain key executives, to reward those executives for achieving performance goals that help to create or improve the Partnership/unitholder value, and to ensure alignment between the interests of executives and unitholders. Our program accomplishes these goals through a combination of base salary, annual (short term) cash incentive compensation, and equity incentive compensation, as shown below.

Executive Compensation Program Goals
Principal Components of our Executive Compensation Program	Discussion	Attract & Retain	Pay for Performance	Unitholder Alignment
Base Salary	Competitive fixed cash compensation which is particularly important in attracting and retaining qualified executives.	X

Annual (Short Term) Cash Incentives	Payouts are tied to achievement relative to established annual financial, operational, strategic and safety performance goals.
		X	X	X
Enhances focus on achievement of goals that result in sustainable, profitable performance from year to year.

Equity Incentives (inclusive of restricted common units and performance units)	Provided through awards of restricted common units that vest over time.
	Provided through awards of PSUs that vest based upon total unitholder return as measured against a peer group.	X	X	X
Promotes alignment with unitholders by tying a meaningful portion of executive rewards to long-term unitholder value creation.

        Together, we refer to these three principal components of compensation as "total direct compensation."

        The Committee annually reviews the mix of base salary, annual (short term) cash incentives and equity incentives. It does not target a fixed percentage allocation among the compensation elements, but generally aims to provide the majority of NEO compensation opportunities in the form of incentive compensation (with an emphasis on long-term equity incentives to promote better alignment with our unitholders).

  Pay Positioning

        The Committee considers the market median (50th percentile, as presented by Pearl Meyer & Partners ("PM&P"), the Committee's compensation consultant) to be our directional target for NEO total direct compensation, with opportunities to earn above or below the market median in return for performance. As discussed in greater detail below under "Methodology and Process—Benchmarking", market median data includes publicly disclosed pay data from our compensation peer group (as defined below) as well as compensation survey data for comparably-sized companies.

        The average of actual total direct compensation approved by the Committee for our CEO in 2014 was slightly below the market median. The average actual total direct compensation approved by the Committee for our remaining NEOs (excluding special recognition grants, retention grants and promotion grants) was also slightly below median, as opposed to 2013, when the average of actual total direct compensation for the NEOs set forth below were slightly above market median. As shown above, we consider this grant-date value to be a "target" opportunity, and realizable value of these awards by year-end was less than the grant-date value, thus aligning our NEOs with returns experienced by our unitholders.

NEO Actual Total Direct Compensation % Above/Below Market Median

        Grants excluded in the chart above include the following special recognition, retention and promotion grants.

  •
  In connection with Roger A. Fox's retention following the contribution of the midstream business of the Partnership to Regency (the "Midstream Contribution"), Mr. Fox was granted a cash retention bonus in an amount equal to $1,334,375.00, payable in three installments, with 40% of the retention bonus payable on December 31, 2014, 40% of the retention bonus payable on August 31, 2015 and 20% of the retention bonus payable on August 31, 2016. Prior to the Midstream Contribution, Mr. Fox had served as our Senior Vice President, Midstream Operations. Following the Midstream Contribution, and the subsequent departure of our Senior Vice President, Upstream, we determined to retain Mr. Fox in the position of Senior Vice President, Operations. As part of the retention agreement, Mr. Fox waived certain provisions of his existing change of control agreement. The retention bonus was granted to Mr. Fox in recognition of his leadership and technical skills and the ongoing impact Mr. Fox has on the future direction of the Partnership, as well as an inducement for Mr. Fox to assume the duties of Senior Vice President, Operations.

  •
  In connection with Mr. Boettcher's retention following the Midstream Contribution, Mr. Boettcher was granted a retention bonus of $200,000, payable on December 31, 2014, subject to Mr. Boettcher's continued employment through such date. The retention bonus was granted to Mr. Boettcher in recognition of his leadership, technical and governance skills, and as recognition that his contribution was critical to the Company's success in light of the various strategic reviews and direction. In light of the foregoing, we determined to reward Mr. Boettcher with a retention grant as an inducement for Mr. Boettcher to maintain his focus on helping the Partnership achieve its goals in 2014.

        For purposes of the charts above and the charts that follow, the annual short term (cash) incentive award value is equal to the annual cash bonus awards actually paid to the NEOs for 2014 services, and the equity incentive grant values are equal to the grant date fair value, computed in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), Topic 718, of restricted common unit awards and PSU awards made to the NEOs during 2014. Grants of restricted common units eligible to receive distributions are valued at the market price as of the date issued. The restricted common unit awards vest over three years on the basis of one-third of the award each year. The PSUs will vest based on (i) the Partnership's relative total unitholder return as measured against a performance peer group over the applicable performance period (generally July 1, 2014 through June 30, 2016), and (ii) the satisfaction of a continued service requirement, which, with respect to the PSUs granted to the NEOs in 2014, is generally continued service through June 30, 2016 for two-thirds (2/3) of the Earned PSUs and through June 30, 2017 for the remaining one-third (1/3) of the Earned PSUs (as defined below).

  2015 Target Total Direct Compensation

        For 2015 going forward, the Committee continues to view the market median (50th percentile) to be our directional target for total direct compensation, although actual compensation may vary from the 50th percentile for individual executives or for the NEO group as a whole based on a variety of considerations, including individual or enterprise performance, new hire bonuses, as well as the inexact science of predicting market median when making compensation decisions. This is intended to translate into setting a market median target for fixed compensation (i.e., base salaries) combined with opportunities (in the form of annual bonus payments and long-term equity incentives) to earn above (or below) median pay in return for performance.

Methodology and Process

  Role of the Compensation Consultant

        In carrying out its responsibilities for establishing, implementing and monitoring the effectiveness of our compensation philosophy, plans and programs, the Committee relies on outside experts to assist in its deliberations. During 2014, the Committee received compensation advice and data from its independent compensation consultant, PM&P. The compensation consultant reports to and acts at the direction of the Committee.

        During 2014, the services provided to the Committee by PM&P included compensation peer group validation, competitive reviews of executive officer and director compensation, and a review of CEO pay for performance, which compared our CEO's realized pay against those of our peers over the past three years and confirmed for the Committee that our compensation program has been functioning as intended. PM&P provided the Committee with competitive assessments of the current compensation of our NEOs along with information regarding compensation trends and prevailing practices among our direct competitors as well as in the broader market.

        The Committee regularly reviews the services provided by PM&P, and believes that PM&P is independent in providing executive and director compensation consulting services. In making this determination, the Committee noted PM&P's representations that during 2014:

  •
  PM&P did not provide any services to the Partnership or management other than services requested by or with the approval of the Committee, and that its services were limited to executive and director compensation consulting. Specifically, PM&P does not provide, directly or indirectly through affiliates, any non-executive compensation services, including pension consulting or human resource outsourcing;

  •
  Fees paid to PM&P were less than 1% of PM&P's total revenue;

  •
  PM&P maintains a conflicts policy, which was provided to the Committee with specific policies and procedures designed to ensure independence;

  •
  None of the PM&P consultants working on the Partnership matter had any business or personal relationship with Committee members outside of such engagement with the Partnership;

  •
  None of the PM&P consultants working on Partnership matters (or any consultants at PM&P) had any business or personal relationship with any executive officer of the Partnership; and

  •
  None of the PM&P consultants working on Partnership matters directly own Partnership units.

        The Committee discussed these considerations and concluded that the work of PM&P did not raise any conflict of interest. The Committee continues to monitor the independence of its compensation consultant on a periodic basis.

  Role of Management

        The Committee also received input regarding compensation issues and recommendations from our CEO and Lynda Irvine, our Vice President, Human Resources, both of whom typically attend the general sessions of our Committee meetings. For executive officers (other than the CEO), our CEO reviews market compensation information provided by PM&P as well as individual performance and other factors, and recommends compensation adjustments to the Committee.

  Benchmarking

        In order to have a competitive context for pay decisions, the Committee periodically reviews market data regarding compensation program design and competitive pay levels. As with prior years, during 2014, the Committee engaged PM&P to produce a study of such market data, utilizing a combination of:

  •
  Peer Group Data: Compensation data, reported in proxy statements and/or annual reports on Form 10-K, for a group of publicly-traded industry-specific peer companies (our "compensation peer group" and "peer group data", respectively); and

  •
  Compensation Survey Data: Data from published surveys, representative of broader energy industry and general industry pay practices.

Compensation survey data ("survey data"), when taken together with the peer group data, are collectively referred to as the "market data," or "market," as applicable.

        In constructing the compensation peer group for 2014, we sought to identify a meaningful number of publicly-traded partnerships that (a) are similar in financial size to Eagle Rock, and (b) disclose detailed enough compensation data in their proxy statements and/or annual reports on Form 10-K to enable us to perform robust pay comparisons.

        For 2014, our compensation peer group consisted of the companies shown in the table below. These companies are different from our 2013 peer group, to reflect our 2014 transformation into a pure-play upstream MLP.

Ticker	Company Name	Trailing 12 Mos Revenues as of December 31, 2014 ($MM)
BBEP	Breitburn Energy Partners L.P.	$863.4
ARP	Atlas Resource Partners, L.P.	$682.2
PDCE	PDC Energy, Inc.	$545.9
VNR	Vanguard Natural Resources, LLC	$624.6
CRK	Comstock Resources Inc.	$555.2
LGCY	Legacy Reserves LP	$532.3
PVA	Penn Virginia Corporation	$517.3
QRE	QR Energy, LP	N/A
FST	Forest Oil Corporation	$466.0
MEMP	Memorial Production Partners LP	$494.1
EVEP	EV Energy Partners, L.P.	$339.4
REXX	Rex Energy Corporation	$298.0
MCF	Contango Oil & Gas Company	$276.5
AREX	Approach Resources Inc.	$258.5
GDP	Goodrich Petroleum Corporation	$208.6
CPE	Callon Petroleum Company	$151.9
AXAS	Abraxas Petroleum Corporation	$133.8
LRE	LRR Energy, L.P.	$116.7
MCEP	Mid-Con Energy Partners, LP	$96.9
	Peer Group 75th Percentile	$542.5
	Peer Group Median	$402.7
	Peer Group 25th Percentile	$221.0

        Eagle Rock's revenues for the year ended December 31, 2014 relating solely to the upstream business were approximately $298.2 million, and total revenues (inclusive of the revenues attributable to the midstream business, which was owned and operated until July 1, 2014) were approximately $850.8 million.

        In addition to peer group data, the Committee reviewed survey data provided by PM&P for individuals holding positions similar to the NEOs. Survey data presented were collected from a combination of industry-specific and general industry sources. Survey data are reflective of pay data for companies with revenues of around $1 billion (consistent with what was, at the time, our anticipated 2014 revenues), and may be considered "size adjusted." The utilization of survey data reflecting a large number of companies helps to mitigate the impact of statistical outliers and year-over-year volatility in compensation data that can arise from sole reliance on data from a small, focused peer group. This approach also provides a valuable perspective on the broader marketplace and helps identify emerging trends.

        While the Committee reviewed survey data in addition to public peer group data, the Committee relied most heavily on the public peer group data in making decisions on NEO pay.

Components of Executive Compensation Program

        Our executive compensation program currently has the following three principal elements: base salary, annual (short term) cash incentive bonuses and long term equity incentive awards (both in the form of time-vested restricted common units and PSUs), which we refer to as our total direct compensation. This mix of compensation elements balances incentives that are focused on both our short- and long-term goals. We will continue to evaluate the benefits of, and the appropriate mix of, our compensation elements on an on-going basis.

  Base Salary

        Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract experienced and valuable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) periodically to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure of the officers, and the base salaries of the officers relative to one another.

  Fiscal Years 2014 and 2015

        The following table reflects the annual base salary rates that were, and are currently, applicable to each NEO for fiscal years 2014 and 2015:

Name	Salary 2014	Salary 2015
Mr. Mills	$570,000	$570,000
Mr. Haines	$305,000	$305,000
Mr. Boettcher	$330,000	$330,000
Mr. Fox	$305,000	$305,000
Mr. Wood(1)	$340,000	N/A
Mr. Hendrickson(1)	$300,000	N/A

(1)
Messrs. Wood and Hendrickson are no longer employed by G&P.

  Annual (Short Term) Cash Incentive Bonuses

        The Committee awards annual (short term) cash incentive bonus compensation to its NEOs in order to:

  •
  Reward achievement of short-term financial or operational goals (e.g., earnings, safety, cost control, personnel development, and strategic initiatives) so that total compensation more accurately reflects actual Partnership and individual performance; and

  •
  Convert a portion of fixed employee costs into variable costs.

  Fiscal Year 2014

        For 2014, our NEOs were eligible to receive annual cash bonuses under our 2014 Short Term Incentive Bonus Plan. Pursuant to the terms of the 2014 Short Term Incentive Bonus Plan, the formula for each employee's annual bonus, including for our NEOs' bonuses, takes into account the following factors: annual base salary, target bonus percentage, funding percentage (as recommended by our Compensation Committee, and approved by our Board of Directors, and expressly dependent on achievement of our enterprise goals), individual performance factor (value from 0-125%) and any applicable proration factor (if an employee was not employed for the full fiscal year).

        The bonus target percentages for the CEO and the other NEOs for 2014 were established by the Committee at the beginning of 2012, in part based on recommendations from the CEO regarding targets for NEOs other than himself, and in part based on market data collected in previous year analyses in consultation with PM&P. Specifically, the target bonus percentages for 2014 for our NEOs, as a percentage of their respective base salaries, were (a) 100% for Mr. Mills, and (b) 75% for our other NEOs.

        The funding percentage for 2014 was based on actual attainment with respect to the predetermined enterprise performance goals and factors set forth below. These goals and factors were communicated to the executive officers and other employees in early 2014. The 2014 enterprise goals were as follows:

Corporate	Target
1. Adjusted EBITDA	$197.0 million
2. DCF	$0.72 / unit
Operational
3. Total Operating Cash Income (Pre-Hedge, Pre G&A)	$183.2 million
4. Upstream Production	80.2 Mmcfe/d
Crude Oil (Mbbl/d)	4.1
Natural Gas (Mmcf/d)	34.9
NGL (Mbbl/d)	3.4
Total Production	29.3 Bcfe
5. Upstream Capex (Not including Acquisition)	$126 million
Maintenance	$58 million
Growth	$68 million
UDC	<$1.82/Mcfe
6. EHS
Employee recordable incident rate	≤ 0.75
Contractor recordable incident rate	≤ 2.00
Preventable motor vehicle incident rate (PMVR)	≤ 1.95
Reportable Spills	≤ 7 Spills

NOTE 1:    The above figures assume close of the contribution of Midstream Business to Regency by April 30, 2014.

NOTE 2:    The above figures assume a $300 mm upstream acquisition by July 1, 2014 at a 6.0x multiple.

NOTE 3     The above figures assume distributions from Regency units in the amount of $15.8 mm/year.

        The Committee also considered the individual components of the goals set forth above, as well as how the presumed (a) closing date of the Midstream Business Contribution to Regency, and (b) closing date of a $300 million upstream acquisition, affected the goals and the Partnership's performance with respect to those goals. For example, due primarily to Federal Trade Commission review of the midstream business contribution, the closing date of the contribution was July 1, 2014, well after the assumed closing date set forth in the referenced goals. As a result of this delay, the Partnership received additional revenue (and Adjusted EBITDA) related to the midstream business, while making a July 1, 2014 closing of a significant upstream acquisition impractical, and consuming significant additional capital expenditures. In making their eventual decision, the Committee also reviewed how the performance goals were set, and what portion of the Partnership's upstream and midstream business were included in the goals, as well as what the goals would be were the assumptions set forth in Notes 1 through 3 in the table above changed. In addition, as a component of Adjusted EBITDA, and to help the Committee review the goals in light of changed assumptions, the Committee reviewed the Partnership's revenues, including both its midstream and upstream revenues, against the assumed revenues used when setting the goals set forth above.

        When making its bonus assessment for 2014, the Committee considered, among other things, the following Partnership achievements:

  •
  Closed the contribution of our midstream business to Regency on July 1, 2014, resulting in significantly reduced Partnership debt and a net leverage ratio of approximately 2.2x as of December 31, 2014, as well as increased liquidity in the form of freely tradeable Regency units.

  •
  Executed amendment of our senior secured credit facility on October 10, 2014.

  •
  Created a more traditional reserve-based facility for pure-play upstream MLP, with a lower leverage covenant, lower pricing structure and longer term, extending the facility from 2016 to 2019.

  •
  Added 2017-2019 costless oil hedge swaps valued at $22 million as of December 31, 2014.

  •
  Reinstated a distribution of $0.07/unit, or $0.28/unit annually, for the third and fourth quarter of 2014.

  •
  Instituted a unit repurchase program funded in part by the sales of Regency units, and began repurchasing Eagle Rock units on the open market in November, resulting in 8.6 million units repurchased for total consideration of approximately $22 million as of February 26, 2015.

  •
  Reported 2014 Adjusted EBITDA of $120.9 million.

  •
  Managed midstream business for 6 months.

  •
  Significantly reduced G&A/headcount with midstream sale and upstream reductions.

        Taking into consideration these factors and the Committee's recommendation, the Board, which maintains the ultimate discretion in determining whether our enterprise goals have been met and the appropriate level of funding for the annual cash incentive bonus plan, set the funding percentage for 2014 at 90%.

Executive	Individual Performance Criteria Considered
Mr. Mills	Successfully led the Partnership during 2014 and was instrumental in the following accomplishments:
	1)	Successful close of the contribution of the Midstream Business to Regency;
	2)	Refocused the Partnership as a pure play upstream MLP;
	3)	Meaningfully reduced debt levels to achieve a 2.0x leverage ratio by year end;
	4)	Improved Partnership's balance sheet and liquidity to position the Partnership for growth;
	5)	Restructured Partnership and reduced headcount and G&A levels to be a more focused and leaner organization; and
	6)	Achievement of Partnership's 2014 Enterprise Goals.
Mr. Haines	1)	Instrumental in achieving the successful close of the contribution of the Midstream Business to Regency;
	2)	Led negotiations with senior secured lending group to execute an amendment to credit facility to extend tenor of facility from 2016 to 2019 and obtain improved grid pricing;
	3)	Meaningfully reduced debt levels to achieve a 2.0x leverage ratio by year end;
	4)	Led the risk management functions and placed key crude oil hedges in late Q3 2014 that generated improved stability of future cash flows;
	5)	Improved Partnership's balance sheet and liquidity to position the Partnership for growth; and
	6)	Instrumental in Achievement of Partnership's 2014 Enterprise Goals.
Mr. Boettcher	1)	Instrumental in achieving the successful close of the contribution of the Midstream Business to Regency;
	2)	Led negotiations with Federal Trade Commission and satisfaction of all requirements to obtain final regulatory approvals on contribution of Midstream Business;
	3)	Led negotiations with senior secured lending group in executing an amendment to credit facility to extend tenor of facility from 2016 to 2019 and obtain improved grid pricing;
	4)	Successfully led the management and resolution of key litigation risks, including class action litigation with regard to the contribution of the Midstream Business to Regency;
	5)	Instrumental in governance activity including strategic reviews and direction of Partnership; and
	6)	Instrumental in Achievement of Partnership's 2014 Enterprise Goals.

Executive	Individual Performance Criteria Considered
Mr. Fox	1)	Instrumental in achieving the successful close of the contribution of the Midstream Business to Regency;
	2)	Led negotiations with Federal Trade Commission and satisfaction of all requirements to obtain final regulatory approvals on contribution of Midstream Business;
	3)	Assumed the duties of the Senior Vice President, Operations and improved drilling performance and strategic direction of Upstream focus areas;
	4)	Led the Midstream Business and managed the risks and execution of the capital program during the transition to Regency Energy Partners; and
	5)	Instrumental in the achievement of the Partnership's 2014 Enterprise Goals.

        The achievement of an employee's individual goals, or the individual performance factor, was also a key factor in determining an employee's annual cash incentive bonus for 2014. The individual performance factor may range from 0% to 125% depending on individual performance relative to an employee's performance appraisal rating, which is based on a set of measurable individual goals in support of the achievement of our enterprise goals described above.

        The Committee, through a qualitative evaluation, maintains ultimate discretion in assigning the individual performance factor for the CEO, and upon recommendation from the CEO, maintains discretion in assigning the individual performance factor for the other NEOs. The Committee based its determinations of the individual performance component on each individual's performance measured against the individual performance goals and targets of each NEO.

        As a result of the foregoing, the actual annual cash incentive bonus awards paid to the NEOs pursuant to the 2014 Short Term Incentive Bonus Plan were calculated as reflected in the following table, and were paid to the NEOs on March 13, 2015.

									Actual Award for FY 2014
			FY 2014 Board- Approved Funding Percentage
Executive	FY2014 Target Bonus Percentage	×		×	Individual Performance Factor	×	FY 2014 Gross Base Wage Earnings	=	Actual Award ($)		Actual Award (% of target)
Mr. Mills	100%		90%		100%		$566,711		$510,040		90.0%
Mr. Haines	75%		90%		105%		$255,247		$180,906		94.5%
Mr. Boettcher	75%		90%		120%		$328,096		$265,758		108.0%
Roger A. Fox(1)	75%		90%		105%		$303,240		$232,850	(1)	102.4%
Mr. Hendrickson(2)	75%		N/A		N/A				N/A		N/A
Mr. Wood(2)	75%		N/A		N/A		N/A		N/A		N/A

(1)
Mr. Fox's bonus was determined in part pursuant to the Master Agreement between Mr. Fox and the Partnership, dated September 16, 2014 (the "Master Agreement"). Pursuant to the Master Agreement, Mr. Fox was guaranteed an amount equal to $158,523.75 (the "Guaranteed Bonus"), and was eligible to receive (1) a pro rata bonus pursuant to the terms of the STIBP with respect to the time period beginning on September 16, 2014 and ending on December 31, 2014, and (2) an amount in excess of the Guaranteed Bonus as may be determined by the Compensation Committee in their discretion.

(2)
Messrs. Wood and Hendrickson were not employed by G&P when the cash incentive bonuses were paid by G&P, and therefore were not eligible to receive, and did not receive, a cash incentive bonus related to the year 2014.

  Fiscal Year 2015

        For 2015, the bonus target percentage for each NEO remains the same as the 2014 percentage.

        The enterprise performance factors and goals established for the 2015 Short Term Incentive Bonus Plan were developed through a process similar to that utilized for 2014, and incorporated input from management, the Committee and, as appropriate, the Board. The factors and goals adopted for 2014 are similar to those adopted for 2014, and these factors and goals were determined by the Committee in consultation with our CEO.

  Long-Term Equity Incentives

  PSU Awards

        On August 19, 2014, the Board, upon the recommendation of the Compensation Committee, implemented a new PSU award program that replaced approximately 50% of the annual restricted common unit award typically made to the NEOs and granted the NEOs new awards of PSUs pursuant to the LTIP. The form Performance Unit Agreement used to make awards of PSUs to the NEOs (the "Performance Unit Agreement") provides for a target number of PSUs that will vest based on the Partnership's relative total unitholder return as measured against a performance peer group and satisfaction of a continued service requirement, as summarized in the table below:

TUR Percentile Ranking within Performance Peer Group over Performance Period	Percentage of Target Performance Units Earned*
100th Percentile	200.0%
95th Percentile	185.7%
90th Percentile	171.4%
85th Percentile	157.1%
80th Percentile	142.9%
75th Percentile	128.6%
70th Percentile	114.3%
65th Percentile	100.0%
60th Percentile	90.0%
55th Percentile	80.0%
50th Percentile	70.0%
Less than 50th Percentile	—%

*
If the Partnership's TUR percentile ranking is above the 50th percentile and between two percentile points in the above table, the actual number of Earned PSUs (as defined below) will be calculated using straight line interpolation between the two such percentile points.

        PSUs represent hypothetical units of the Partnership and are not actual common units of the Partnership. PSUs settle in common units of the Partnership rather than cash. The right to receive common units of the Partnership with respect to the PSUs depends on (i) the level of total unitholder return attained by the Partnership over the applicable performance period (generally July 1, 2014 through June 30, 2016), as measured against the Partnership's peer group and as described in the Performance Unit Agreement, provided that the number of common units that may be earned in respect of the PSUs will either be 0% of the PSUs, for performance at anything less than the 50th percentile of the performance peer group, or in a range of 70% to 200% of the PSUs, for performance from the 50th percentile to the 100th percentile of the performance peer group over the same performance period (such number of earned PSUs are referred to, and defined in the Performance Unit Agreement, as, "Earned PSUs"), and (ii) the satisfaction of a continued service requirement, which, with respect to the PSUs granted to the NEOs in 2014, is generally continued service through June 30, 2016 for two-thirds (2/3) of the Earned PSUs and through June 30, 2017 for the remaining one-third (1/3) of the Earned PSUs. It is the Committee's intention that future grants, including those expected to be approved during 2015, will have a single three year performance and continued service period.

        In the event the Partnership pays any distributions in respect of its outstanding common units, the PSUs and Earned PSUs will be grossed-up by an additional number of PSUs or Earned PSUs, as applicable, as determined in the Performance Unit Agreement. Any PSUs that do not become Earned PSUs shall in all events terminate, expire and otherwise be forfeited by the NEO on the last day of the performance period set forth in the Performance Unit Agreement.

        Upon any termination of an NEO's employment due to death or "Disability" (as defined in the Performance Unit Agreement), any Earned PSUs shall vest in full and any unearned PSUs shall vest at 100%.

        Further, upon any termination of an NEO's employment prior to the last day of the performance period set forth in the Performance Unit Agreement or following the last day of such performance period, except as discussed above with respect to terminations due to death or Disability and as discussed in "Potential Payments Upon Termination or Change in Control," on or within two years of a Change of Control without Cause or for Good Reason, all of the PSUs (including Earned PSUs) that remain outstanding and unvested as of the date of such termination shall terminate automatically and be cancelled; provided, however, that the Committee, in its sole and absolute discretion, may decide to vest and make payment with respect to all or any portion of PSUs (including Earned PSUs) that remain outstanding and unvested immediately prior to the date of termination. For a discussion of the treatment of an NEO's PSUs and Earned PSUs, including the pro rata vesting thereof, following termination after a change of control, see "Potential Payments Upon Termination or Change in Control" below.

  Restricted Common Units

        We offer long-term equity incentive awards to eligible employees, including our NEOs, through the LTIP. LTIP awards are intended to further align the interests of our employees with the interests of our public unitholders through shared ownership in our Partnership.

        We make awards under the LTIP in the form of restricted common units subject to service-based vesting conditions that require continued employment by the award recipient during the applicable vesting period, which serves the goal of helping to retain executives. The restricted common unit awards made to our NEOs generally provide that the restricted common units will vest in three approximately equal increments over an approximately three-year vesting period following the date of the award (i.e., 33%, 33% and 34%). Upon a vesting event, executives may elect to surrender a portion of the vesting restricted common units to satisfy tax withholding liabilities in accordance with Rule 16b-3.

        Awards of restricted common units are typically eligible to receive quarterly distributions to the extent declared and paid with respect to our common units, which distributions are paid directly to the unitholder of such restricted common units at the time distributions are received by our unitholders generally; however, the annual LTIP awards made to directors and executive officers in April of 2013 are ineligible to receive quarterly distributions until such awards vest, at which point they will become eligible to receive future distributions. In general, unvested restricted common units are forfeited upon termination of the unitholder's employment with G&P; however, vesting of the restricted common units (or, in the case of restricted common unit awards made to NEOs on and after August 19, 2014, a pro rata portion of such restricted common units) is accelerated in the event the unitholder is terminated due to death or disability or if the unitholder terminates employment for good reason or is terminated by us without cause, in either case, within two years following the occurrence of a change in control, and vesting can be accelerated at the discretion of the Committee, in the event of a termination by us without cause or by the employee for good reason not in connection with a change in control. See "Potential Payments Upon Termination or Change in Control" for additional information.

  Fiscal Year 2014

        Although the Committee has historically utilized target annual equity award guidelines of 350% of base salary for the CEO, 250% of base salary for the Chief Financial Officer and General Counsel, and 200% of base salary for the other NEOs) to assist it in determining the number of restricted common units to award each NEO for a given year, in 2014, the Committee determined to divide the equity award portion of each NEO's compensation approximately equally between restricted common units and PSUs. In determining the award amounts, the Committee considered a variety of criteria including internal equity, retention concerns, competitive market data, and the recommendations of our CEO for all positions besides his own. The table below summarizes actual annual awards made to our NEOs in 2014.

Officer	Actual 2014 RSU Granted (#)	Actual 2014 RSU Grant Value ($)(1)	Actual 2014 PSUs Granted (#)	Actual 2014 PSU Grant Value(2)
Joseph A. Mills	223,445	$992,579	213,675	$767,093.25
Charles C. Boettcher	92,410	$410,617	88,360	$317,212.4
Robert M. Haines	100,000	$407,920	76,315	$273,970.85
Steven G. Hendrickson	67,205	$298,628	64,265	$230,711.35
Roger A. Fox	70,753	$284,427	70,753	$280,181.88
Jeffrey P. Wood	—	$—	—	$—
Total Value		$2,394,171		$1,869,169.73

(1)
Grants of restricted common units eligible to receive distributions are valued at the market price as of the date issued, while grants of restricted common units not eligible to receive distributions are valued at the market price as of the date issued less the present value of the expected distribution stream over the vesting period using the risk-free interest rate.

(2)
Grants of PSUs are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, based upon probable achievement of the performance conditions and does not reflect the actual value that may be recognized by our NEOs.

        The awards disclosed above were made pursuant to our stated intents of aligning the interests of the NEOs with those of our unitholders, rewarding outstanding performance, and retaining executive talent. Among the entire group of employees receiving awards, senior management received the majority of the awards by number of restricted common units. In determining the award amounts, the Committee considered a variety of criteria including internal equity, retention concerns, competitive market data, and the recommendations of our Chief Executive Officer for all positions besides his own.

Impact of Financial Reporting and Tax Rules

        IRC Section 162(m).    Section 162(m) of the Internal Revenue Code, as amended (the "Code"), limits the deductibility of certain compensation expenses in excess of $1,000,000 to any one individual who is a "covered employee" in any fiscal year. Compensation that is "performance based" is excluded from this limitation. Because we are not a publicly-held corporation, Section 162(m) of the Code does not apply to compensation paid to our NEOs and, accordingly, the Committee did not consider its impact in making incentive compensation awards and other compensation decisions for 2014.

Change of Control Arrangements

        On July 27, 2010, the Board of Directors, upon recommendation of the Committee, approved and adopted an Executive Change of Control Agreement Policy and a form Executive Change of Control

Agreement applicable to certain of our officers. As discussed below, none of these agreements provide for tax gross-up payments.

        Pursuant to the terms of the policy, our executives at the Vice President level and above have entered into Executive Change of Control Agreements with us. As with our long-term equity incentive awards under the LTIP, the Executive Change of Control Agreements contain a double trigger-meaning that (i) a change in control must have occurred and (ii) change in control payments do not become due under the agreements unless an officer is involuntarily terminated. In this case, the involuntary termination means a termination without cause or for good reason during the six month period preceding, or the two year period following, a change in control. Our Committee approved entry into these change of control agreements after consultation with its independent advisors and review of the relevant market data in order to attract and retain certain key management personnel. The Committee feels that these agreements are valuable to us in that they help to ensure retention and focus of officers in the context of a potential transaction, and they align our officers with the interests of our unitholders. The Committee feels that the potential severance benefits provided in these agreements are appropriate in light of competitive practices and are reasonable in light of the potential value delivered to unitholders as the result of any successful transaction.

        In the event any payments or benefits that become due under the Executive Change of Control Agreements may constitute "parachute payments" under Section 280G of the Code subject to the excise tax imposed by Section 4999 of the Code, the Committee previously determined that gross up payments are not appropriate. Instead, the Executive Change in Control Agreements provide that payments and benefits due to an officer in connection with a change in control will be reduced or will be paid in full, whichever will provide the greater net after-tax benefit to the officer. Please see "Potential Payments Upon Termination or Change of Control" below for additional information.

Separation and Release Agreement with Mr. Hendrickson

        Mr. Hendrickson's employment with G&P concluded effective January 15, 2015. G&P and Mr. Hendrickson entered into a Separation and Release Agreement that became effective on February 24, 2015, as well as that certain Restricted Unit Agreement dated May 30, 2014. Pursuant to the terms of the Separation and Release Agreement and the Restricted Unit Agreement, and in exchange for executing a general release in favor of G&P, among other things, Hendrickson received or will receive, among other things, (i) a cash payment in the amount of $375,000; (ii) vesting of 60,700 restricted common units and (iii) up to four months of reimbursement of monthly COBRA premium costs.

Other Matters

        Perquisites and Other Benefits.    Our NEOs receive only minimal perquisites, such as partially subsidized parking, which are also generally provided to all other salaried employees and which are disclosed in the Summary Compensation Table below. Our NEOs are also eligible to participate in employee benefit plans provided to salaried employees generally.

        Recoupment Policy.    The Board of Directors is considering adoption of an executive compensation recoupment policy, also known as a "clawback," and intends to adopt a clawback policy after finalization by the SEC of rules issued pursuant to the Dodd-Frank Act.

        Insider Trading Policy.    Our Insider Trading Policy prohibits directors, officers and employees who receive or are aware of material, nonpublic information regarding the Partnership, from engaging in short term or speculative transactions in our securities, including: (i) purchases of our securities on margin, (ii) short sales of our securities and (iii) buying or selling puts or calls on our securities.

        Equity Interests in Montierra.    Although the Committee does not control the ability to issue any equity ownership in Montierra, which is controlled by NGP, and does not know the exact terms or performance targets used by Montierra in making its equity grant decisions at the Montierra level for certain of our officers, the Committee from time-to-time may request from NGP, and from Montierra, information regarding equity interests at the Montierra level owned by our officers. Montierra is controlled by NGP but is partially owned by our CEO, Mr. Mills, Mr. Hendrickson, and one of our other officers.

        For a description of Messrs. Mills and Hendrickson's existing ownership of Montierra, see footnote 5 to the chart appearing under "Security Ownership of Certain Beneficial Owners and Management." In addition to these equity interests in Montierra, Messrs. Mills and Hendrickson also hold incentive interests in Montierra in the form of various "tier" units, consisting of five tiers of interests, which were adjusted effective June 30, 2010. The respective Tiers vest upon achievement of their respective aggregate distribution amounts (each, a "Tier Payout"). Upon achievement of each Tier Payout, Messrs. Mills and Hendrickson will participate in a larger share of all future distributions from Montierra. In the event that all five Tier Payouts occur, and assuming the unallocated incentive interests are attributed to Messrs. Mills and Hendrickson and other current incentive interest holders on a pro-rata basis in accordance with their current incentive interests, Messrs. Mills and Hendrickson will be entitled to at least 15.3% and 3.8%, respectively, of all distributions in excess of the distributions made to achieve the final Tier Payout, in addition to their share of distributions on account of their equity ownership. As of the date of this proxy statement, the management of Montierra believes it is not likely that any of the Tier Payouts would be achieved in the event Montierra were to liquidate all of its assets and distribute all of the remaining cash.

 COMPENSATION COMMITTEE REPORT

        During the year ended December 31, 2014, and this year in preparation for the filing of this proxy statement with the Securities and Exchange Commission, the Compensation Committee of the Board of Directors (the "Board") of Eagle Rock Energy G&P, LLC, the general partner of Eagle Rock Energy GP, L.P., the general partner of Eagle Rock Energy Partners, L.P. (the "Partnership"):

  •
  reviewed and discussed the disclosure set forth under the heading "Compensation Discussion and Analysis" with management as required by Item 402(b) of Regulation S-K; and

  •
  based on the reviews and discussions referred to above, recommended to the Board that the disclosure set forth under the heading "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted by the Compensation Committee,
William A. Smith, Chairman William K. White Herbert C. Williamson, III

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth information regarding the compensation earned for services rendered in all capacities by our Chief Executive Officer, our Chief Financial Officers, and our other NEOs for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012:

Summary Compensation for the Years Ended December 31, 2014, December 31, 2013, and December 31, 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Unit Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Joseph A. Mills	2014	$566,711	$510,040	$1,759,672	$15,216	$2,851,639
Chief Executive Officer,	2013	$567,500	$410,018	$1,701,640	$15,130	$2,694,288
Chairman of the Board,	2012	$540,000	$437,400	$1,407,400	$14,250	$2,399,050
Class I Management Director
Robert M. Haines	2014	$255,172	$180,906	$681,891	$10,904	$1,128,873
Senior Vice President,
Chief Financial Officer and
Treasurer
Charles C. Boettcher	2014	$328,096	$465,758	$727,829	$15,216	$1,536,899
Senior Vice President, General	2013	$320,000	$240,719	$595,574	$15,130	$1,171,423
Counsel, Chief	2012	$281,000	$218,126	$408,600	$14,250	$921,976
Compliance Officer and
Secretary
Roger A. Fox	2014	$303,240	$766,600	$564,609	$15,216	$1,649,665
Senior Vice President,	2013	$293,750	$187,266	$287,430	$15,130	$783,576
Operations	2012	$199,794	$201,998	$1,279,000	$81,891	$1,762,683
Steven G. Hendrickson(4)	2014	$298,269	$—	$529,339	$15,216	$842,824
Former Senior Vice President,	2013	$290,000	$184,874	$595,574	$15,130	$1,085,578
Technical Evaluations	2012	$249,680	$178,132	$370,800	$14,250	$812,862
Jeffrey P. Wood(4)	2014	$141,667	$—	$—	$20,316	$161,983
Former Senior Vice President and	2013	$335,000	$252,003	$765,738	$15,130	$1,367,871
Chief Financial Officer	2012	$310,000	$240,637	$499,400	$14,250	$1,064,287

(1)
Bonuses included in the table for executives with regard to each calendar year were actually paid in the subsequent calendar year (i.e., the bonuses relating to 2014 were paid in March of 2015). The amounts set forth for Mr. Boettcher and Mr. Fox include a retention bonus in the amount of $200,000 and $533,750 respectively, paid on December 31, 2014.

(2)
Amounts represent the aggregate grant date fair value of awards of restricted common units and PSUs (based on probable achievement of the performance conditions) made in the year indicated, computed in accordance with FASB ASC Topic 718. See Note 16 of the consolidated financial statements in our Annual Report for the fiscal year ended December 31, 2014 for additional detail regarding assumptions underlying the valuation of the restricted common unit awards. Assuming that the highest level of performance is achieved with respect to the performance conditions for the PSUs, the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the PSUs awarded to Mr. Mills, Mr. Haines, Mr. Boettcher, Mr. Fox and Mr. Hendrickson is $1,534,185, $547,942, $634,425, $560,364, and $461,423, respectively.

(3)
The amounts include:

(a)
contributions that we made on behalf of each NEO under our 401(k) plan;

(b)
payments for parking and other transportation that we made to each NEO;

(c)
employer contributions towards Long Term Disability and Short Term Disability plans; and

(d)
a payout of accumulated but unused paid time off, in the case of Mr. Wood.

(3)
Mr. Hendrickson's employment with the Company terminated effective January 15, 2015. Mr. Wood's employment with the company terminated effective May 30, 2014.

Grants of Plan-Based Awards

        The following table provides information concerning each equity award granted to the NEOs during 2014:

Grants of Plan-Based Awards for the Year Ended December 31, 2014

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Unit Awards: Number of Restricted Units (#)(2)
						Grant Date Fair Value of Unit and Option Awards(3)($)
Name	Grant Date	Threshold (#) 70%	Target (#) 100%	Maximum (#) 200%
Joseph A. Mills	5/30/2014				200,000	$892,000
	8/19/2014				23,445	$100,579
	8/19/2014	149,573	213,675	427,350		$767,093
Robert M. Haines	5/30/2014				83,000	$370,180
	8/19/2014	53,421	76,315	152,630		$273,971
	12/15/2014				17,000	$37,740
Charles C. Boettcher	5/30/2014				83,400	$371,964
	8/19/2014				9,010	$38,653
	8/19/2014	61,852	88,360	176,720		$317,212
Roger A. Fox	9/16/2014				70,753	$284,427
	9/16/2014	49,527	70,753	141,506		$280,182
Steven G. Hendrickson	5/30/2014				60,700	$270,722
	8/19/2014				6,505	$27,906
	8/19/2014	44,986	64,265	128,530		$230,711
Jeffrey P. Wood	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Reflects PSUs granted in 2014. Amounts reported in the (a) "Threshold" column reflect the threshold number of PSUs (at 70% of target) that may be earned (assuming a relative TUR at the 50th percentile), (b) "Target" column reflect the target number of performance units, or 100%, that may be earned (assuming a relative TUR at the 65th percentile) and (c) "Maximum" column reflect 200% of the target number of PSUs that may be earned (assuming a relative TUR at the 100th percentile). The number of common units actually received by an NEO with respect to a PSU award may vary based on the Partnership's relative TUR as compared to the TUR of the performance peer group. The PSU awards are described under "Compensation Discussion and

  Analysis—Components of Executive Compensation Program—Long Term Equity Incentives—PSU Awards."

(2)
For all NEOs the restricted common units awarded on May 30, 2014 vest 33% on May 15, 2015, another 33% on May 15, 2016, and the final 34% on May 15, 2017. The restricted common units that were awarded on August 19, 2014 and September 16, 2014 vest 33% on November 15, 2015, another 33% on November 15, 2016, and the final 34% on November 15, 2017.

(3)
With respect to PSUs, the disclosure reflects the aggregate grant date fair value of the PSU, computed in accordance with FASB ASC Topic 718 based on probable achievement of the performance conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeitures. With respect to restricted common units, the disclosure reflects the aggregate grant date fair value of the restricted common units awarded, computed in accordance with FASB ASC Topic 718 based upon unit price on the date of grant ($4.46 per common unit on May 30, 2014, $4.29 per common unit on August 19, 2014, $4.02 per common unit on September 16, 2014 and $2.22 per common unit on December 15, 2014), each as reported on the NASDAQ Global Select Market), multiplied by the number of restricted common units.

        For a more detailed discussion of the amounts set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table, please see the section entitled "Compensation Discussion & Analysis" above.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information concerning outstanding equity awards held by the NEOs as of December 31, 2014:

Outstanding Equity Awards at December 31, 2014

	Unit Awards		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units that Have Not Vested ($)(4)
Name	Number of Units That Have Not Vested (#)(1)	Market Value of Units That Have Not Vested ($)(2)
Joseph A. Mills(5)	410,145	$902,319	213,675	$470,085
Robert M. Haines(6)	115,810	$254,782	76,315	$167,893
Charles C. Boettcher(7)	154,610	$340,142	88,360	$194,392
Roger A. Fox(8)	169,953	$373,897	70,753	$155,657
Steven G. Hendrickson(9)	127,705	$280,951	64,265	$141,383
Jeffrey P. Wood	N/A	N/A	N/A	N/A

(1)
Reflects restricted common units that have not vested and are held by each NEO.

(2)
Calculated based upon the closing common unit price on December 31, 2014 of $2.20 per common unit, as reported on the NASDAQ Global Select Market multiplied by the number of unvested restricted common units awards.

(3)
Reflects the target number of PSUs granted to each NEO that have not vested. Vesting of the PSUs is contingent upon the Partnership's relative TUR as measured against the performance peer group and satisfaction of a continued service requirement. See "Compensation Discussion and Analysis—Components of Executive Compensation Program—Long Term Equity Incentives—PSU Awards" for more information.

(4)
Calculated based upon the closing common unit price on December 31, 2014 of $2.20 per common unit, as reported on the NASDAQ Global Select Market, multiplied by the target number of PSUs granted to each of the NEOs.

(5)
184,700 common units vest on May 15, 2015, 7,737 common units vest on November 15, 2015, 134,000 common units vest on May 15, 2016, 7,737 common units vest on November 15, 2016, 68,000 common units vest on May 15, 2017 and 7,972 common units vest on November 15, 2017. Additional vesting terms with respect to these restricted common unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

(6)
37,420 common units vest on May 15, 2015, 5,610 common units vest on November 15, 2015, 33,170 common units vest on May 15, 2016, 5,610 common units vest on November 15, 2016, 28,220 common units vest on May 15, 2017 and 5,780 common units vest on November 15, 2017. Additional vesting terms with respect to these restricted common unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

(7)
65,922 common units vest on May 15, 2015, 2,973 common units vest on November 15, 2015, 51,322 common units vest on May 15, 2016, 2,973 common units vest on November 15, 2016, 28,356 common units vest on May 15, 2017 and 3,064 common units vest on November 15, 2017. Additional vesting terms with respect to these restricted common unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

(8)
78,800 common units vest on May 15, 2015, 23,348 common units vest on November 15, 2015, 20,400 common units vest on May 15, 2016, 23,348 common units vest on November 15, 2016, and 24,056 common units vest on November 15, 2017. Additional vesting terms with respect to these restricted common unit awards are described below in the section of this proxy statement entitled "Potential Payments Upon Termination and Change in Control."

(9)
60,700 of Mr. Hendrickson's restricted common units vested on March 13, 2014 pursuant to the terms of a Restricted Unit Agreement between the Partnership and Mr. Hendrickson, dated August 19, 2014, and a general release included in the Separation and Release Agreement between the Partnership and Mr. Hendrickson, effective February 24, 2015. The remaining 67,005 restricted common units were forfeited on January 15, 2015 when Mr. Hendrickson's employment with the Partnership concluded.

(10)
Mr. Wood resigned effective May 30, 2014 resulting in the forfeiture of his restricted common units. As a result, Mr. Wood did not have any outstanding equity awards as of December 31, 2014.

Option Exercises and Units Vested

        The following table provides information relating to the vesting of restricted common units during 2014 on an aggregated basis for each of the NEOs:

Option Exercises and Units Vested for the Year Ended December 31, 2014

	Unit Awards
Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph A. Mills	219,150	$801,656
Robert M. Haines	16,020	$60,071
Charles C. Boettcher	63,450	$236,507
Roger A. Fox	52,800	$220,176
Steven G. Hendrickson	61,800	$229,656
Jeffrey P. Wood	47,850	$199,535

(1)
Calculated based upon a closing common unit price of $4.17 per common unit on May 14, 2014, and $3.07 per common unit on November 14, 2014, each the trading day immediately prior to restricted common units vesting, in each case, as reported on the NASDAQ Global Select Market.

Pension Benefits

        We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our NEOs.

Nonqualified Deferred Compensation

        We do not currently sponsor or maintain any plans that provide for defined contribution or other deferrals of compensation on a basis that is not tax-qualified. However, we do from time to time evaluate the desirability of such plans, and the Compensation Committee may determine to adopt such a plan.

Potential Payments upon Termination or Change in Control

  Restricted Common Unit Awards

        The restricted common unit award agreements between the NEOs and us under the LTIP that were entered into prior to August 19, 2014 provide for accelerated vesting of all unvested restricted common units upon (i) a termination of employment by reason of death or disability, or (ii) a termination of employment by us without cause or by an executive for good reason within two years following a change of control. In the event of a termination of the NEO's employment by us without cause or by the executive for good reason, all unvested restricted common units will be forfeited unless the Compensation Committee in its sole discretion elects to accelerate the vesting of such restricted common units. In the event of a termination of an NEO by us for cause or by the executive without good reason, all unvested restricted common units will be forfeited. Definitions of the terms used in this paragraph and subsequent paragraphs can be found below.

        Under the form of award agreement used to grant restricted common units to the NEOs on August 19, 2014 (the "2014 Restricted Unit Agreement"), if an NEO is terminated by us without cause or resigns for good reason within two years following a change of control and prior to the final vesting date, then the restrictions on a number of restricted common units shall automatically lapse on the 60th day following the date of termination subject to a pro-rationing such that the aggregate number of restricted common units that have lapsed after such occurrence (including any that have lapsed prior to such occurrence) shall be equal to the product of (i) the total number of restricted common units granted, times (ii) a fraction, the numerator of which is the Service Months (as defined in the 2014 Restricted Unit Agreement) and the denominator of which is 36; provided further that the NEO executes a general release of all claims and does not revoke such release. The balance of the restricted common units, for which restrictions do not lapse, shall be forfeited. Upon an NEO's termination due to death or disability prior to the final vesting date, all restricted common units that have not yet vested as of the date of termination shall immediately become fully vested and nonforfeitable. Upon any other termination of an NEO's employment or service relationship that is not described above prior to the final vesting date, all of the restricted common units shall terminate automatically and be cancelled; provided that the Committee, in its sole and absolute discretion, may decide to vest all or any portion of restricted common units granted that remain outstanding and unvested immediately prior to the date of termination.

  PSU Awards

        If a change of control occurs prior to July 1, 2016, an NEO shall be deemed, subject to the terms of the LTIP, to have earned a number of Earned PSUs based on the Partnership's TUR as measured against the performance peer group, from July 1, 2014 through the date of the change of control as further described in the Performance Unit Agreement, but the final vesting (in Units) of such Earned PSUs will remain subject to the NEO's continuous service with the Partnership or any successor to the Partnership through June 30, 2016 for two-thirds (2/3) of the Earned PSUs and through June 30, 2017 for the remaining one-third (1/3) of the Earned PSUs; provided, however, that if an NEO's employment is terminated thereafter without Cause or for Good Reason (as such terms are defined in the Performance Unit Agreement), then the final vesting (in Units) shall be accelerated upon such termination but such vesting shall also be subject to pro-rationing for the length of such NEO's employment service out of the period from July 1, 2014 through June 30, 2016 for two-thirds (2/3) and out of the period from July 1, 2014 through June 30, 2017 for the remaining one-third (1/3); provided further that the NEO executes a general release of all claims and does not revoke such release.

        Notwithstanding anything to the contrary in the foregoing, if a change of control occurs on or after July 1, 2016, the final vesting (in units) of the remaining unvested Earned PSUs will continue to be subject to the NEO 's continuous service with the Partnership or any successor to the Partnership through June 30, 2017, provided that if a named executive officer's employment is terminated thereafter without cause or for good reason, then the final vesting (in units) shall be accelerated upon such termination but such vesting shall also be subject to pro-rationing for the length of such NEO's employment service out of the period from July 1, 2014 through June 30, 2017; provided further that the NEO executes a general release of all claims and does not revoke such release.

        Upon any termination of an NEO's employment due to death or disability, any Earned PSUs shall vest in full and any unearned PSUs shall vest at 100%.

        Further, upon any termination of an NEO's employment prior to the last day of the Performance Period (as defined in the Performance Unit Agreement) or following the last day of the Performance Period, except as discussed above with respect to terminations due to death or disability or on or after a change of control by us without cause or by the NEO for good reason, all of the PSUs (including Earned PSUs) that remain outstanding and unvested shall terminate automatically and be cancelled; provided that the Committee, in its sole and absolute discretion, may decide to vest and make payment with respect to all or any portion of PSUs (including Earned PSUs) that remain outstanding and unvested immediately prior to the date of termination.

  Executive Change of Control Agreements

        We have entered into Executive Change of Control Agreements with our CEO and Senior Vice Presidents. We have also entered into Change of Control Agreements with our Vice Presidents, but we do not discuss those agreements here. We believe that the adoption of the Executive Change of Control Agreements allows management to focus their attention and energy on making the best objective business decisions that are in our best interest without allowing personal considerations to cloud the decision-making process. We also believe that the agreements will assist in providing for management continuity in the event of a change of control and in the recruitment and retention of our NEOs. Further, we believe that such protections maximize unitholder value by encouraging the NEOs to review objectively any proposed transaction in determining whether such proposal is in the best interest of our unitholders, whether or not an executive will continue to be employed. For this reason, the Executive Change of Control Agreements are designed as "double trigger" arrangements, meaning that no payments or other benefits become due under the agreements unless the NEO's employment is terminated by us without cause or by the NEO for good reason (each as defined below) within six months before or two years after the occurrence of a change of control. Additionally, if the NEO's termination is within six months before the occurrence of a change of control, he or she must demonstrate that the termination was in anticipation of a change of control with the intention of avoiding payments under the Executive Change of Control Agreement. The determination of whether the individual seeking benefits has demonstrated sufficient facts will be made by a majority of the Board (in the case of the CEO) or the Compensation Committee (in the case of the remainder of the officers of G&P). A quantification of the potential amounts payable under the Executive Change of Control Agreements to our NEOs can be found in the table below.

        The payments and benefits due to an executive upon a qualifying termination under the Executive Change of Control Agreements are: (i) accrued but unpaid salary, earned but unpaid performance bonus for a completed fiscal year prior to the date of termination, reimbursement of eligible expenses incurred through the date of termination, and any employee benefits to which the executive may be entitled pursuant to the terms governing such benefits; (ii) a pro-rata performance bonus for the calendar year of termination, payable in a lump sum within 60 days following the later of the change of control or the executive's date of termination; (iii) a lump sum amount equal to 2.5 times (or 3.0 times in the case of Mr. Mills) the sum of the officer's base salary plus the officer's target performance bonus for the year in which the change of control occurs, payable within 60 days following the later of the change of control or the executive's date of termination; (iv) continuation of medical and dental benefits for 30 months (or 36 months in the case of Mr. Mills) following the date of termination; and (v) reimbursement of the cost of outplacement services up to $30,000 incurred during the one year period beginning on the date of termination. Payment of these amounts is contingent upon an executive's execution and delivery and non-revocation of a general release of claims in our favor.

        In the event the Compensation Committee determines that Section 280G of the Code applies to any compensation (including amounts payable under the Executive Change of Control Agreements and the acceleration of vesting of equity awards) due to an NEO in connection with a change of control and that such compensation, in the aggregate, if paid to the NEO will more likely than not be subject to the excise tax imposed by Section 4999 of the Code, then such compensation will either (i) be reduced so that the present value of the total compensation received by the NEO is $1.00 less than the amount which would cause the officer to incur an excise tax under Section 4999, or (ii) be paid to the NEO in full, whichever produces the better net after tax position to the NEO.

        For purposes of the outstanding awards under our LTIP and the Executive Change of Control Agreements, the terms listed below are generally defined as follows (although definitions in individual agreements may vary):

          (i)    "cause" means:

    Restricted Common Unit Awards made on or after August 19, 2014:

          a determination made in good faith by two-thirds (2/3) of the Board that the individual (A) willfully and continually failed to substantially perform the individual's duties with us (other than a failure resulting from the individual's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the individual specifying the manner in which the individual has failed to substantially perform, (B) willfully engaged in conduct which is demonstrably and materially injurious to the us, monetarily or otherwise, (C) has been convicted of, or has plead guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony, (D) has committed an act of fraud, or material embezzlement or material theft, in each case, in the course of the individual's employment relationship with us, or (E) has materially breached (I) the individual's duties or obligations to us under any applicable common law or the provisions of our governing documents or (II) any obligations of the individual under any agreement (including any non-compete, non-solicitation or confidentiality covenants) entered into between the individual and us; provided, however, that no termination of the individual's services shall be for "cause" as set forth in clause (B), (D) or (E) above until (1) there shall have been delivered to the individual a copy of a written notice setting forth that the individual was guilty of the conduct described in clause (B), (D) or (E) above, as applicable, and specifying the particulars thereof in detail and (2) the individual shall have been provided an opportunity to be heard by our Chief Executive Officer (with the assistance of the individual's counsel if the individual so desires). No act or failure to act on the part of the individual shall be considered "willful" unless the individual has intentionally or deliberately acted or failed to act with knowledge that such action or failure to act was likely to be materially injurious to us. Notwithstanding anything contained herein or in the LTIP to the contrary, no failure to perform by the individual after a notice of termination is given shall constitute "cause."

    Restricted Common Unit Awards made prior to August 19, 2014, and Change of Control Agreement:

          a determination made by 2/3 of our Board of Directors that an individual (a) willfully and continually failed to substantially perform his duties, which continued for a period of 30 days after written notice thereof, or (b) willfully engaged in conduct that is demonstrably and materially injurious to us, in which case the individual shall be entitled to receive written notice of such conduct and shall have the opportunity to be heard by our Board of Directors.

          (ii)   "change of control" means (a) the acquisition by any person or group of 40% or more of either our outstanding equity securities or the combined voting power of our outstanding voting securities, subject to certain exceptions; (b) the acquisition by any person or group of 40% or more of the combined voting power of the then outstanding voting securities of our general partner or G&P, subject to certain exceptions; (c) our limited partners approve a plan of complete liquidation; (d) a reorganization, merger or consolidation involving us or a sale of all or substantially all of our assets, unless, following such event, ownership or effective control has not been sufficiently changed; or (e) the current members of our Board of Directors, and certain future members of our Board Directors who are appointed or elected other than through a contested election, cease for any reason to constitute at least a majority of the Board.

          (iii)  "disability" means with respect to an individual (a) a physical or mental impairment of sufficient severity that, in the opinion of our Board of Directors, the individual is unable to continue performing his duties or the individual's condition entitles him to disability benefits under any of our insurance or employee benefit plans, and (b) the impairment or condition is cited by us as the reason for the individual's termination.

          (iv)  "good reason" means:

    Restricted Common Unit Awards made on or after August 19, 2014:

          the occurrence of any of the following events or conditions: (A) a change in the individual's status, title, position or responsibilities (including reporting responsibilities) which represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto, the assignment to the individual of any duties or responsibilities that are inconsistent with such status, title, position or responsibilities, or any removal of the individual from or failure to reappoint or reelect the individual to any of such positions, except in connection with the termination of the individual services for "cause," due to the individual's disability or death, or by the individual voluntarily without "good reason," (B) a reduction in the individual's annual base salary, (C) a change in the geographic location at which the individual must perform services (without the consent of the individuals) to a location more than thirty-five (35) miles from the location at which the individual normally performs such services as of the date of grant, except for reasonably required business travel that is not materially greater than such travel requirements prior to the date of grant, (D) the failure by us to continue in effect any material compensation or benefit plan in which the individual was participating as of the date of grant or to provide the individual with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each compensation or employee benefit plan, program and practice as in effect immediately prior to the date of grant (or as in effect following the date of grant, if greater), (E) any material breach by us of any provision of the LTIP or of any provision of the individual's employment agreement, if any, or (F) any purported termination of the individual's service relationship for "cause" by us that does not otherwise comply with the terms of the LTIP, the award agreement or the individual's employment agreement, if any. In the case of the individual's allegation of "good reason," (1) the individual shall provide notice to the Committee of the event alleged to constitute "good reason" within 90 days of the occurrence of such event, (2) we shall have the opportunity to remedy the alleged "good reason" event within 30 days from receipt of notice of such allegation, and (3) if not remedied within that 30-day period, the individual's employment or service relationship with us shall terminate on the day following the last day of such 30-day period.

    Restricted Common Unit Awards made prior to August 19, 2014 and Change of Control Agreements:

          (a)   a substantial reduction in an individual's status, title, position or responsibilities or the assignment of duties or responsibilities inconsistent with an individual's status, title, position or responsibilities; (b) a reduction in an individual's annual base salary; (c) a change in the geographic location at which the individual must perform services to a location more than thirty-five (35) miles from the location at which the individual normally performs such services; (d) our failure to continue in effect any material compensation or benefit plan in which the individual was participating or to provide the individual with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those previously provided for under each compensation or employee benefit plan, program and practice; (e) any material breach by us of any provision of the applicable agreement or of any provision of an individual's employment agreement, if any; or (f) any purported termination of an individual's employment for "cause" by us that does not otherwise comply with the terms of the applicable agreement or the individual's employment agreement, if any. In the case of the individual's allegation of "good reason," (A) the individual shall provide notice to the Board of the event alleged to constitute "good reason" within 90 days of the occurrence of such event, and (B) we shall have the opportunity to remedy the alleged "good reason" event within 30 days from receipt of notice of such allegation.

  Quantification of Change of Control and Termination Benefits

        The table below discloses the amount of compensation, benefits and the potential value of accelerated vesting due to or to be realized by the NEOs (other than Mr. Wood) in the event they had incurred a qualifying termination effective December 31, 2014 under the Executive Change of Control Agreements and, in Mr. Fox's case, also under the Master Agreement, or certain agreements governing their outstanding restricted common unit awards under the LTIP. The amounts disclosed assume such qualifying termination was effective December 31, 2014 and that the value of our common units was $2.20, which was the closing price of our common units as reported on the NASDAQ Global Select Market on December 31, 2014. The amounts below constitute estimates of the amounts that would be paid to the NEOs upon their respective termination without "cause" or resignation for "good reason" within six months prior to (with proper sufficiency determination made), or within two years following, the occurrence of a "change of control." The actual amounts to be paid are dependent on various factors, which may or may not exist at the time an NEO is actually terminated. Therefore, such amounts and disclosures should be considered "forward-looking statements." The amounts below do not contemplate any changes to existing plans or new plans adopted after December 31, 2014, including the Separation and Release Agreement with Mr. Hendrickson that became effective on February 24, 2015. See "—Compensation Discussion and Analysis-Separation and Release Agreement with Mr. Hendrickson" for a description of the Separation and Release Agreement.

        As described above under "—Compensation Discussion and Analysis," Mr. Wood resigned on May 30, 2104. In connection with his resignation, Mr. Wood did not receive any compensation or benefits, which is why no amounts have been reported for Mr. Wood in the table below.

Name	Pro-Rata Bonus(1)	Lump Sum Payment(1)	Continued Medical/ Dental/Vision Benefits(2)	Outplacement Services(3)	Accelerated Vesting of Restricted Units(4)	Acceleration of Vesting of Performance Units(5)	Total(6)
Joseph A. Mills	$570,000	$3,240,000	$81,130	$30,000	$857,899	$470,085	$5,249,114
Robert M. Haines	$228,750	$1,334,375	$67,608	$30,000	$97,526	$167,893	$1,926,152
Charles C. Boettcher	$247,500	$1,443,750	$67,608	$30,000	$323,072	$194,392	$2,306,322
Roger A. Fox(7)	$228,750	$2,135,000	$67,608	$30,000	$239,846	$155,657	$2,856,861
Steven G. Hendrickson(8)	$225,000	$1,312,500	$67,608	$30,000	$268,627	$141,383	$2,045,118
Jeffrey P. Wood	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Based on rate of salary and annual bonus opportunity in effect for each NEO as of December 31, 2014.

(2)
Reflects cost to the Partnership of continued medical and dental benefit coverage for each NEO at the active employee rate for a period of 30 months (or 36 months in the case of Mr. Mills).

(3)
Assumes the maximum amount of reimbursements will be claimed.

(4)
The potential value set forth in the table is based on the number of unvested restricted common units held by each of the NEOs on December 31, 2014, which was as follows: Mr. Mills-410,145; Mr. Haines-115,810; Mr. Boettcher-154,610; Mr. Fox-169,953; and Mr. Hendrickson-127,705 (such numbers were reduced pro rata for awards made on or following August 19, 2014, pursuant to the terms of the applicable award agreements). Each NEO would realize the full value associated with the accelerated vesting of all their outstanding restricted common unit awards in the event (a) they were terminated due to death or disability on December 31, 2014, or (b) they were terminated without cause by us or they resigned for good reason on December 31, 2014, and the Committee exercised its discretion to accelerate the vesting of the restricted common units in full as a result of such termination. The closing unit price on December 31, 2014 was $2.20 per common unit.

(5)
Amounts set forth in this column are calculated assuming a termination due to a "death or disability" as set forth in the Performance Unit Agreement, which would result in the vesting of any Earned PSUs in full and any unearned PSUs at 100%.

(6)
Does not include the impact of any potential reduction in payments that may be necessary to put an NEO in the better net after tax position, taking into account any applicable excise taxes under Section 4999 of the

  Code, as described above under "Potential Payments Upon Termination and Change of Control-Executive Change in Control Agreements." Any such reduction would be determined at the time of payment.

(7)
The amount set forth under the "Lump Sum Payment" column includes both the amounts payable to Mr. Fox pursuant to an Executive Change of Control Agreement, as well as pursuant to the Master Agreement.

(8)
The amount set forth above does not contemplate any changes to existing plans or new plans adopted after December 31, 2014, including the Separation and Release Agreement with Mr. Hendrickson that became effective on February 24, 2015. Mr. Hendrickson's employment with the Company concluded on January 15, 2015.

2014 Director Compensation

        Our CEO who serves as Chairman and Management Director of the Board does not receive additional compensation for his service as a director of G&P. In addition, the NGP Appointed Directors do not receive any compensation for their services as directors of G&P. Our Elected Directors receive compensation for serving on our Board of Directors and the committees thereof, as follows:(a) $60,000 per year for service on the Board of Directors; (b) $7,500 per year per committee for service on a committee of the Board of Directors; (c) $12,500 per year for service as the Audit Committee chair; (d) $7,500 per year for service as the Compensation Committee chair; (e) $7,500 per year for service as the Nominating and Governance Committee chair; (f) $3,500 per engagement of the Conflicts Committee for service as the Conflicts Committee chair; (g) $20,000 per year for service as the Lead Director; (h) an annual grant of $75,000 in fair market value of LTIP restricted common units; and (i) an initial grant of LTIP restricted common units upon becoming a director equal to $75,000 in fair market value prorated for the number of days (out of 365) to be served from the date upon which the new director commences his or her term to the next May 15th annual grant date. PM&A continues to monitor and advise us on the competitiveness of our Elected Director compensation program, and we may make additional modifications in the future to ensure that compensation remains at the market median.

  Director Compensation for the Year Ended December 31, 2014

Name	Fees Earned or Paid in Cash ($)	Unit Awards(1)(2) ($)	Total ($)
David W. Hayes(3)	—	—	—
Christopher D. Ray(3)	—	—	—
Peggy A. Heeg	$90,000	$75,338	$165,338
Philip B. Smith	$67,500	$75,338	$142,838
William A. Smith	$110,000	$75,338	$185,338
William K. White	$87,500	$75,338	$162,838
Herbert C. Williamson, III	$82,500	$75,338	$157,838

(1)
Reflects the grant date fair value of the restricted common units awarded to our Elected Directors in 2014, in each case, computed in accordance with FASB ASC Topic 718. See Note 16 of the consolidated financial statements in our Annual Report for the fiscal year ended December 31, 2014 for additional detail regarding assumptions underlying the valuation of the restricted common unit awards. Such restricted common units vest 33% on May 15, 2015, another 33% on May 15, 2016, and a final 34% on May 15, 2017. As of December 31, 2014, the Elected Directors held the following number of outstanding unvested restricted common unit awards: (a) Ms. Heeg-25,505 restricted common units; (b) Mr. P. Smith-25,505 restricted common units; (c) Mr. W. Smith-25,505 restricted common units; (d) Mr. White-25,505 restricted common units; and (e) Mr. Williamson-25,505 restricted common units.

(2)
To determine the number of restricted units to grant to directors, the fair market value of the units is determined at close of market on the day prior to the grant date. The closing common unit price on May 29, 2014 was $4.44 as reported on the NASDAQ Global Select Market. Therefore, the directors were granted 16,892 restricted common units (equaling a fair market value on May 29, 2014 of approximately $75,000, in accordance with the director compensation policies set forth above). However, because units are valued on the date of grant in accordance with FASB ASC Topic 718, the actual value of units on the grant date, which was May 30, 2013, was $75,338 (as indicated in the table above) because the closing common unit price on May 30, 2014 was $4.46 as reported on the NASDAQ Global Select Market.

(3)
Messrs. Hayes and Ray are NGP Appointed Directors and do not receive any compensation for their services as directors of G&P.

Compensation Practices as They Relate to Risk Management

        We believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees). Because we retain the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual cash incentive bonus program, the Committee is able to assess the actual behavior of our executives as it relates to risk-taking in awarding bonus amounts. Further, our heavy emphasis on long-term equity-based compensation (in the form of restricted common units) as a significant component of the total mix of compensation awarded to our NEOs, serves our compensation program's goal of aligning the interests of executives and unitholders, thereby reducing incentives for unnecessary risk taking.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Long-Term Incentive Plan(1)	3,715,326	(2)		6,475,632
Equity compensation plans not approved by security holders	—			—
Total	3,715,326			6,475,632

(1)
The LTIP, which did not require approval by our public limited partners, was adopted by our general partner in connection with our initial public offering in 2006 and was subsequently amended by our general partner without approval of our limited partners in 2008 and 2009, and with approval of our limited partners in 2010. At our annual meeting in 2014, our limited partners approved an amendment and restatement of the LTIP (the "Amended Plan"), this time to (a) increase the number of common units reserved for issuance under the Amended Plan by 7,500,000 units, (b) provide for the grant of unit appreciation rights and other unit based awards, and (c) make other non-material changes to the Amended Plan. The Amended Plan became effective following its approval by our limited partners. Prior to 2014, all award grants under the LTIP have been in the form of restricted common unit grants, which generally vest over a three-year period. Beginning in 2014, we granted PSUs (or phantom units subject to performance and service based vesting conditions) under the LTIP.

(2)
Represents common units subject to PSU awards granted under the LTIP, assuming a maximum payout of 200% at the time of vesting.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our units as of March 30, 2015 held by (1) each person or group of persons who beneficially own 5% or more of our common units; (2) each director and director nominee for the Board; (3) each named executive officer listed in the summary compensation table included in this proxy statement; and (4) all current directors and executive officers of G&P as a group.

        Footnote 3 to the following table provides a brief explanation of what is meant by the term "beneficial ownership." The number of common units and the percentages of beneficial ownership are based on 151,149,386 common units outstanding as of March 30, 2015, and the number of units owned or acquirable within 60 days of March 30, 2015 by the named person assuming no other person acquires additional units, with the exception of the amounts reported in filings on Schedule 13G and Schedule 13D, as appropriate, which amounts are based on holdings as of September 22, 2014, or as otherwise disclosed in such filings. The amounts presented may not add up due to rounding.

Name of Beneficial Owner(1)(2)(3)	Common Units Beneficially Owned	% of Common Units Beneficially Owned
Kenneth A. Hersh(7)	53,340,601	35.3%
Montierra Minerals & Production, L.P.(4)(5)(7)	6,224,449	4.1%
Management and Directors
Joseph A. Mills(6)	1,122,357	*	%
Robert M. Haines	132,537	*	%
Charles C. Boettcher(6)	453,737	*	%
Roger A. Fox(6)	232,283	*	%
Steven G. Hendrickson(6)	239,078	*	%
Jeffrey P. Wood(6)	291,017	*	%
David W. Hayes	—	—
Peggy A. Heeg(6)	55,966	*	%
Christopher D. Ray	—	—
Philip B. Smith(6)	84,908	*	%
William A. Smith(6)	76,420	*	%
William K. White(6)	82,547	*	%
Herbert C. Williamson, III(6)	55,966	*	%
All directors and executive officers as a group (11 persons)	2,602,804	1.6%

*
Represents less than 1% of the common units outstanding.

(1)
Unless otherwise indicated, the address for all beneficial owners in this table is 1415 Louisiana Street, Suite 2700, Houston, Texas 77002.

(2)
All units are subject to the beneficial owner's sole voting and dispositive power unless otherwise indicated in the footnotes below.

(3)
"Beneficial ownership" is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical forms of unit ownership, that is, common units held in the person's name. The term also includes what is referred to as "indirect ownership" meaning ownership of units as to which a person has or shares investment or voting power, or a person who, through a trust or proxy, prevents the person from having beneficial ownership. For the purpose of this table, a person or group of persons is deemed to have "beneficial ownership" of any common units as of March 28, 2012, if that person or group has the right to acquire common units within 60 days after such date.

(4)
See footnote (6) below for a description of NGP VII's ownership and control of this beneficial owner.

(5)
NGP VII, Joseph A. Mills and Steven G. Hendrickson, based on equity ownership and profits interests in Montierra Minerals & Production, L.P. ("Montierra") and Montierra Management LLC, have the right to receive distributions (based on equity units only, as no tier of incentive interests has achieved payout target) in the following percentages, respectively: 96.9%, 1.9%, 0.1% and 0.1%. NGP VII appoints three managers on the board of Montierra Management LLC ("Montierra Management"), which serves as the general partner of Montierra. NGP VII also owns a majority limited partner interest in Montierra Management, and thus may be deemed to beneficially own all of the reported securities of Montierra Management and Montierra.

(6)
The information provided in this footnote is as of the date of this proxy statement and the referenced vesting is subject to the terms and conditions of our Current LTIP and the applicable award agreement(s) covering the grant(s) of such restricted common units.

Joseph A. Mills beneficially owns 1,122,357 common units, 410,145 of which are unvested restricted common units. Of the 410,145 unvested restricted common units, 192,437 common units will vest within one year, 141,737 additional common units will vest within two years and the remaining 75,972 common units will vest within three years.

Robert M. Haines beneficially owns 132,537 common units, 115,810 of which are unvested restricted common units. Of the 115,810 unvested restricted common units, 43,030 common units will vest within one year, 38,780 additional common units will vest within two years and the remaining 34,000 common units will vest within three years.

Charles C. Boettcher beneficially owns 453,737 common units, 154,610 of which are unvested restricted common units. Of the 154,610 unvested restricted common units, 68,895 common units will vest within one year, 54,295 additional common units will vest within two years and the remaining 31,420 common units will vest within three years.

Roger A. Fox beneficially owns 232,283 common units, 169,953 of which are unvested restricted common units. Of the 169,953 unvested restricted common units, 102,148 common units will vest within one year, 43,748 additional common units will vest within two years and the remaining 24,057 common units will vest within three years.

Jeffrey P. Wood beneficially owns 291,017 common units, none of which are unvested restricted common units.

Steven G. Hendrickson beneficially owns 239,078 common units, none of which are unvested restricted common units.

Peggy A. Heeg beneficially owns 55,966 common units, 25,505 of which are unvested restricted common units. Of the 25,505 unvested restricted common units, 11,259 will vest within one year, 8,502 will vest within two years and the remaining 5,744 common units will vest within three years.

Philip B. Smith beneficially owns 68,016 common units, 25,505 of which are unvested restricted common units. Of the 25,505 unvested restricted common units, 11,259 will vest within one year, 8,502 will vest within two years and the remaining 5,744 common units will vest within three years.

William A. Smith beneficially owns 59,528 common units, 25,505 of which are unvested restricted common units. Of the 25,505 unvested restricted common units, 11,259 will vest within one year, 8,502 will vest within two years and the remaining 5,744 common units will vest within three years.

William K. White beneficially owns 65,655 common units, 25,505 of which are unvested restricted common units. Of the 25,505 unvested restricted common units, 11,259 will vest within one year, 8,502 will vest within two years and the remaining 5,744 common units will vest within three years.

  Herbert C. Williamson, III beneficially owns 39,074 common units, 25,505 of which are unvested restricted common units. Of the 25,505 unvested restricted common units, 11,259 will vest within one year, 8,502 will vest within two years and the remaining 5,744 common units will vest within three years.

(7)
Natural Gas Partners VII, L.P. ("NGP VII") owns a majority limited partner interest in Montierra. NGP VII controls Montierra Management LLC ("Montierra Management"), the general partner of Montierra. NGP VII may be deemed to beneficially own all of the units of each of Montierra and Montierra Management. NGP VII owns 100% of NGP Income Management L.L.C. ("NGP Income Management") and Eagle Rock Holdings NGP 7, LLC ("ERH NGP 7"), and ERH NGP 7 owns 100% of ERH NGP 7 SPV, LLC ("SPV 7"). NGP VII may be deemed to beneficially own all of the units of each of NGP Income Management and SPV 7. NGP VIII owns 100% of Eagle Rock Holdings NGP 8, LLC ("ERH NGP 8"), and ERH NGP 8 owns 100% of ERH NGP 8 SPV, LLC ("SPV 8"). NGP VIII may be deemed to beneficially own all of the units of SPV 8. In addition to the amounts deemed beneficially owned, NGP VII also has direct beneficial ownership of 3,004,733 units, and NGP VIII also has direct beneficial ownership of 31,429,939 units, as reported on the Schedule 13D/A dated and filed with the SEC as of September 22, 2014. NGP Income Co-Investment Opportunities Fund II, L.P. ("NGP Co-Invest") is the sole record owner of, and has the sole power to vote and dispose of, 1,954,432 units, as reported on the Schedule 13D/A dated and filed with the SEC as of September 22, 2014. NGP Energy Capital Management, L.L.C. ("NGP ECM") controls NGP Income Co-Investment II GP, L.L.C., the general partner of NGP Co-Invest; thus, NGP ECM has the full power and authority to manage NGP Co-Invest. The ultimate general partners of NGP VII and NGP VIII have delegated full power and authority to manage NGP VII and NGP VIII to NGP ECM. Thus, NGP ECM may be deemed to possess shared voting and dispositive powers with respect to all of the units held by or attributable to each of NGP VII, NGP VIII and NGP Co-Invest. NGP ECM does not directly own any units. Each of NGP ECM, NGP VII and NGP VIII disclaims beneficial ownership of the units described in this footnote except to the extent of their pecuniary interests therein.

 CHANGE OF CONTROL

        We are not aware of any arrangements that would result in a subsequent change of control of us.

HOUSEHOLDING NOTICE

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, unitholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, our 2014 Annual Report, and our proxy statement (as applicable) that are delivered until such time as one or more of these unitholders notifies us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Unitholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

        If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability of Proxy Materials, 2014 Annual Report or our proxy statement, please submit a request to our Secretary at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002 or by telephone at (281) 408-1375, and we will promptly send you what you have requested. You can also contact our Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

PROPOSALS FOR THE 2016 ANNUAL MEETING

        Subject to certain exceptions set forth in the Partnership Agreement, in order to nominate a person for election to the Board at the 2016 annual meeting of limited partners, notice must be received at our principal executive offices at the address listed above no later than the close of business on January 28, 2016 and no earlier than the close of business on January 13, 2016. Such unitholder nominations must also be otherwise eligible for inclusion under the terms set forth in the Partnership Agreement. For additional information, please see the section entitled "Governance Matters—Nomination of Director Candidates by Unitholders."

        Any matter to be voted on at an annual meeting of limited partners that is not related to the nomination of persons for election to the Board can only be proposed by our general partner. A special meeting of our limited partners may only be called by our general partner or by limited partners owning 20% or more of the Outstanding Units (as defined in the Partnership Agreement) of the class or classes for which a meeting is proposed.

2014 ANNUAL REPORT

        A copy of our 2014 Annual Report, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to our Secretary at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON If you would like to attend the Annual Meeting and vote in person, please review the requirements in the accompanying proxy statement. EAGLE ROCK ENERGY PARTNERS, L.P. 1415 LOUISIANA STREET THE WEDGE TOWER SUITE 2700 HOUSTON, TX 77002 M85959-P62437 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. EAGLE ROCK ENERGY PARTNERS, L.P. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Class II Elected Directors Nominees: 01) William A. Smith 02) Herbert C. Williamson, III The Board of Directors recommends you vote FOR proposals 2 and 3. Against Abstain For ! ! ! 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the fiscal year ending December 31, 2015. ! ! ! NOTE: The Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. ! For address changes or comments, please check this box and write them on the back where indicated. ! ! Please check this box if you plan to attend the Annual Meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M85960-P62437 EAGLE ROCK ENERGY PARTNERS, L.P. 2015 Annual Meeting of Limited Partners May 27, 2015 9:00 A.M. This proxy is solicited by the Board of Directors The undersigned unitholder of Eagle Rock Energy Partners, L.P. (“EROC”), a Delaware limited partnership, hereby acknowledges receipt of the Notice of Annual Meeting of Limited Partners and Proxy Statement, each dated March 31, 2015, and revoking all prior proxies, hereby appoints Joseph A. Mills and Charles C. Boettcher (together, the “Proxies”), each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all of the common units that the undersigned may be entitled to vote at the 2015 Annual Meeting of Limited Partners of EROC (the “Annual Meeting”) to be held at 9:00 A.M., local time, on May 27, 2015, at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, and any adjournment or postponement thereof on the matters set forth in this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, in accordance with the following instructions: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned unitholder. Proxy cards properly executed and returned without direction will be voted “FOR” the Class II Elected Director nominees in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. Address changes or comments: _____________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any address changes or comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side